Exhibit 99

                    ------------------------------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS


                           NEWCOURT CREDIT GROUP INC.

                                   (Unaudited)

                     For the six months ended June 30, 1999

                                    Newcourt
                                [Graphic Omitted]

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                     [in thousands of United States dollars]

--------------------------------------------------------------------------------

                                                                    June 30,          December 31,
                                                                      1999                1998
                                                                        $                   $
--------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                  310,774              998,807
Finance assets held for investment [Notes 3 and 5]                  9,418,618            8,611,705
Equipment under operating lease [Notes 4 and 5]                     2,161,323            2,173,514
Finance assets held for sale                                        1,563,935            1,542,769
Investment in affiliated companies                                    253,425              194,860
Accounts receivable, prepaids and other                               378,515              310,948
Property and equipment, net [Note 6]                                  120,832               93,874
Goodwill [Note 7]                                                   1,252,337            1,280,036
Future income tax asset                                               171,696              146,444
--------------------------------------------------------------------------------------------------
Total Assets                                                       15,631,455           15,352,957
==================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities                              682,361              727,468
Debt [Note 8]                                                      11,846,438           11,607,184
--------------------------------------------------------------------------------------------------
Total Liabilities                                                  12,528,799           12,334,652
--------------------------------------------------------------------------------------------------
Shareholders' Equity
Share capital [Note 11]                                             2,791,553            2,792,861
Retained earnings                                                     311,103              225,444
--------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                          3,102,656            3,018,305
--------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                         15,631,455           15,352,957
==================================================================================================

See accompanying Notes

--------------------------------------------------------------------------------

================================================================================

Newcourt Credit Group Inc.

                      CONSOLIDATED STATEMENTS OF INCOME AND
                               RETAINED EARNINGS
                                   (Unaudited)

      [in thousands of United States dollars, except for per share amounts]

================================================================================

                                                                          Six Months Ended
                                                                    June 30,              June 30,
                                                                      1999                  1998
                                                                        $                     $
--------------------------------------------------------------------------------------------------
Asset finance income
   Net finance and rental income                                     206,928               241,551
   Securitization gains                                               84,236               111,659
   Syndication fees                                                   69,932                16,090
   Management fees and other income [Notes 9 and 10]                 171,818                67,526
--------------------------------------------------------------------------------------------------
Total asset finance income                                           532,914               436,826
Salaries and wages                                                   182,202               141,869
Operating and administrative                                         151,534               136,833
Depreciation and goodwill amortization [Note 7]                       36,293                37,752
--------------------------------------------------------------------------------------------------
Operating income before income taxes                                 162,885               120,372
Provision for income taxes                                            65,154                48,116
--------------------------------------------------------------------------------------------------
Net income for the period                                             97,731                72,256
Retained earnings, beginning of period                               225,444                81,240
Dividends paid on common shares                                      (12,072)               (7,194)
Other                                                                     --                  (135)
--------------------------------------------------------------------------------------------------
Retained earnings, end of period                                     311,103               146,167
==================================================================================================

Earnings per common share:
Basic                                                                  $0.66                 $0.52
Fully diluted                                                          $0.66                 $0.52
==================================================================================================

See accompanying Notes

--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                     [in thousands of United States dollars]

================================================================================

                                                                          Six Months Ended
                                                                    June 30,             June 30,
                                                                      1999                 1998
                                                                        $                    $
--------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income for the period                                             97,731                72,256
Adjustments for:
   Gain on sale of business units                                    (34,276)                   --
   Future income taxes                                               (25,329)               38,128
   Goodwill amortization, depreciation and other expense              36,293                37,752
--------------------------------------------------------------------------------------------------
Cash flow from operations                                             74,419               148,136
Net change in non-cash assets and liabilities                        (22,165)               60,778
--------------------------------------------------------------------------------------------------
Cash provided by operating activities                                 52,254               208,914
--------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Finance assets, underwritten and purchased                        (8,320,764)           (5,946,879)
Finance assets, sold                                               4,870,679             3,351,018
Finance assets, repayments and others                              2,204,042             1,959,190
--------------------------------------------------------------------------------------------------
Finance assets and assets held for sale                           (1,246,043)             (636,671)
Business dispositions (acquisitions)                                 339,829            (1,059,892)
Investment in affiliated companies                                   (58,999)              (43,048)
Purchase of property and equipment                                   (41,297)              (10,886)
--------------------------------------------------------------------------------------------------
Cash used in investing activities                                 (1,006,510)           (1,750,497)
--------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Issuance of debt                                                  27,931,051            30,611,865
Repayment of debt                                                (27,656,225)         (30,558,378)
Issue of common shares, net                                            3,469             1,468,794
Future tax on share issue costs                                           --                21,720
Dividends paid on common shares                                      (12,072)              (7,194)
--------------------------------------------------------------------------------------------------
Cash provided by financing activities                                266,223             1,536,807
--------------------------------------------------------------------------------------------------
Decrease in cash during the period                                  (688,033)              (4,776)
Cash, beginning of period                                            998,807                 4,776
--------------------------------------------------------------------------------------------------
Cash, end of period                                                  310,774                    --
==================================================================================================

See accompanying Notes

--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

1. NATURE OF THE COMPANY'S OPERATIONS

Newcourt Credit Group Inc. (the "Company") is an independent, non-bank financial services enterprise with operations primarily in the United States, Canada and Europe. The Company also has supporting operations in Latin America and Asia. The Company originates, invests in and sells asset-based financings including secured loans, leases and conditional sales contracts. For asset-based financings sold to institutional investors the Company generally continues to manage these financings on behalf of the investors for a fee. The Company's origination activities focus on the commercial and corporate finance segments of the asset-based financing market.

The Company originates leases and loans in the commercial finance market predominantly through vendor finance programs. These agreements are established with select equipment manufacturers, dealers and distributors to provide equipment sales and inventory financing. The Company also serves the corporate finance market through financing services it delivers to major corporations, public sector institutions and governments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The  consolidated  financial  statements  have been prepared in accordance  with
accounting  principles  generally  accepted  in  Canada,   consistently  applied
("Canadian GAAP").

Effective January 1, 1999, the Company adopted the United States dollar as its reporting currency to reflect the increased significance of the U.S. currency in its operations following the acquisition of AT&T Capital Corporation in 1998. Through a translation of convenience, comparative amounts were restated from Canadian to U.S. dollars using an exchange rate of $0.6443, the rate prevailing at December 31, 1998.

The more significant accounting policies are summarized below:

Principles of consolidation

The consolidated financial statements of the Company include the accounts of all its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated.

The Company accounts for its investment in foreign and domestic affiliates in which it has significant influence using the equity method.


                                                                               1

--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

Finance assets held for investment

Net investment in finance assets is comprised of loans, capital lease receivables and retained interest in receivables securitized net of an allowance for credit losses. Income is recognized on finance assets held for investment on an actuarial basis which produces a constant rate of return on the investment in finance assets.

Recognition of finance income is generally suspended when, in management's view, a loss is likely to occur but in no event later than 90 days after an account has gone into arrears. Accrual is resumed when the receivable becomes contractually current and management believes there is no longer any significant probability of loss.

Allowance for credit losses

Repossessed assets are specifically reserved for at their estimated net realizable value based on estimated collateral values and recoveries under third party guarantees and vendor support agreements.

Management also routinely assesses the portfolio on an item-by-item basis and establishes specific allowances for those accounts considered doubtful. General allowances are established for probable losses on loans which cannot be determined on an item-by-item basis. This provision is established by applying historical loss trends to various segments of the portfolio according to external and internal credit ratings.

Securitization gains

The Company sells certain of its asset-based finance assets to securitization vehicles.

Securitization transactions are accounted for as sales of finance assets. These sales are non-recourse to the Company except to the extent of the Company's retained interest in these securitization vehicles. These transactions result in the removal of the assets from the Company's consolidated balance sheets, the recording of assets received and a gain on sale when the significant risks and rewards of ownership are transferred to the purchaser. The assets received are generally cash and a retained interest in the cash flows of the receivables sold. Such retained interest (or securitization investments) is recorded at estimated fair value and may include cash collateral accounts, excess spread assets, and securities backed by the transferred assets. Proceeds on sale are computed as the aggregate of the initial cash consideration and the present value of any additional sale proceeds, net of a provision for anticipated credit losses on the securitized assets and the amount of an arm's length servicing fee.


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

Income is earned on the securitization investments on an accrual basis. The carrying value of this asset is reduced, as required, based on changes in the Company's share of the estimated credit losses and the effects of changes in the payment rate on the securitized assets. The Company continues to manage the securitized assets and recognizes income equal to an arm's length servicing fee over the term of the securitized assets.

Syndication fees

Certain finance assets are underwritten and sold to institutional investors for cash. These transactions generate syndication fees for the Company. The Company generally continues to service these assets on behalf of the investors for a fee. Fees received for syndicating finance assets are included in income when the related transaction is substantially complete provided the yield on any portion of the assets retained by the Company is at least equal to the average yield earned by the other participants involved.

Equipment under operating lease

Equipment under operating lease is generally depreciated over the estimated useful life of the asset. Depreciation is generally calculated on a straight-line basis over the term of the lease to the estimated unguaranteed residual value at the end of the lease term. Rental revenue is recognized on a straight-line basis over the related lease term.

Estimated unguaranteed residual values

Estimated unguaranteed residual values are established upon acquisition and leasing of the equipment based upon the estimated value of the equipment at the end of the lease term. Values are determined on the basis of studies prepared by the Company, historical experience and industry data. Although it is reasonably possible that a change in the unguaranteed residual values could occur in the near term, the Company actively manages its residual values by communicating with lessees and vendors during the lease term to encourage lessees to extend their leases or upgrade and enhance their leased equipment. Residual values are continually reviewed and monitored by the Company. Declines in residual values for capital leases are recognized as an immediate charge to income. Declines in residual values for operating leases are recognized as adjustments to depreciation expense over the shorter of the useful life of the asset or the remaining term of the lease.

Deferred costs

Direct incremental costs of acquisition of finance assets and operating leases are deferred and amortized over the shorter of the term of the finance asset or operating lease and the expected period of future benefit. As finance assets are securitized, the unamortized portion of the acquisition costs related to the assets being securitized is expensed. Costs incurred during the pre-


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

operating period of new business ventures are deferred and amortized over the expected period of future benefit.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis at the following rates:

         Buildings                                 20 years
         Furniture and fixtures                    10 years
         Computers and office equipment             5 years

Goodwill

Goodwill is recorded at cost less accumulated amortization. The Company's amortization periods for goodwill range from 20 to 35 years. The valuation and amortization of goodwill is evaluated on an ongoing basis and, if considered permanently impaired, goodwill is written down. The determination as to whether there has been an impairment in value is made by comparing the carrying value of the goodwill to the projected undiscounted net revenue stream to be generated by the related activity.

Foreign currency translation

The Company's foreign operations function financially and operationally independent of the parent and therefore are considered, for the purposes of foreign currency translation, to be self-sustaining operations. As a result, the assets and liabilities of the Canadian and non-United States foreign operations are translated into United States dollars at rates in effect at the consolidated balance sheet dates. Revenue and expenses are translated at the average exchange rates prevailing during the period. Unrealized foreign exchange currency translation gains and losses on these self-sustaining operations are included in share capital.

Income taxes

The Company accounts for income taxes using the liability method of income tax allocation.

Earnings per common share

Basic earnings per common share is computed based on the weighted average number of common shares outstanding during the year. Fully diluted earnings per common share has been computed based on the weighted average number of common shares outstanding after giving effect to the exercise of all outstanding dilutive options to acquire common shares and any other dilutive items.


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

Derivative financial instruments

The Company uses derivative financial instruments in conjunction with its interest rate and currency risk management strategies. Derivative financial instruments are used to hedge exposure to interest rate and foreign exchange rate risk arising during the normal course of business. Contract and notional amounts associated with derivative financial instruments are not recorded as assets or liabilities on the consolidated balance sheets. The most frequently used derivative financial instruments are various types of interest rate swaps and foreign exchange contracts. Currency swaps and bond forwards are also used.

Swaps and forward contracts are accounted for on the accrual basis when cash flows of the derivatives are matched to a specific on-balance sheet position. Net accrued interest receivable/payable and deferred losses/gains are recorded in accounts receivable, prepaids and others or accounts payable and accrued liabilities, as appropriate. Realized losses/gains on terminated contracts are deferred and amortized over the remaining life of any applicable corresponding position.

Foreign exchange contracts are used to hedge the Company's net investment in certain of its self sustaining operations. Gains and losses on these foreign exchange contracts are credited or charged to the cumulative translation adjustment account.

When a derivative financial instrument is no longer designated as a hedge, any gain or loss on the contract is recognized in income immediately.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant areas in which estimates are used include residual values, income taxes, retained interests in securitized assets and related reserves, allowance for credit losses, valuation of finance assets held for sale, restructuring reserves and contingencies.



--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

3. FINANCE ASSETS HELD FOR INVESTMENT

Finance assets held for investment consist of:
                                                                      June 30,         December 31,
                                                                        1999               1998
                                                                          $                  $
---------------------------------------------------------------------------------------------------
Leases                                                               3,726,937           3,963,620
Estimated unguaranteed residual values                                 900,278             883,194
Unearned Income                                                       (729,022)           (954,496)
---------------------------------------------------------------------------------------------------
Net leases                                                           3,898,193           3,892,318
Loans                                                                4,969,008           4,304,369
Allowance for credit losses                                           (199,317)           (183,693)
Securitization investments                                             750,734             598,711
---------------------------------------------------------------------------------------------------
Finance assets held for investment                                   9,418,618           8,611,705
===================================================================================================

Substantially all of the finance assets held for investment bear interest at varying levels of fixed rates of interest.

The loans included in finance assets held for investment are collateralized.

4. EQUIPMENT UNDER OPERATING LEASE

Equipment under operating lease consists of:
                                                                      June 30,         December 31,
                                                                        1999               1998
                                                                          $                  $
---------------------------------------------------------------------------------------------------
Original equipment cost:
Information technology                                               1,403,670           1,452,677
Telecommunications                                                     646,801             531,572
Transportation                                                         381,605             581,655
Manufacturing                                                          408,855             348,801
Healthcare                                                              40,154              30,450
General equipment and other                                            436,999             289,596
---------------------------------------------------------------------------------------------------
                                                                     3,318,084           3,234,751
Less: accumulated depreciation                                      (1,214,569)         (1,117,993)
Rental receivables, net                                                 57,808              56,756
---------------------------------------------------------------------------------------------------
Equipment under operating lease                                      2,161,323           2,173,514
===================================================================================================


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

5. ALLOWANCE FOR CREDIT LOSSES

An analysis of the Company's allowance for credit losses is as follows:

                                                                    June 30,          December 31,
                                                                      1999                 1998
                                                                        $                    $
--------------------------------------------------------------------------------------------------
Finance assets held for investment and equipment under
operating lease                                                     11,579,941          10,785,219
--------------------------------------------------------------------------------------------------
Allowance for credit losses, beginning of period                       183,693              24,846
Provision for credit losses during the period                           58,410              96,141
Provision for credit losses from acquisition, net of sales                  --             132,022
Write-offs, net of recoveries                                          (42,786)            (69,316)
--------------------------------------------------------------------------------------------------
Allowance for credit losses, end of period                             199,317             183,693
--------------------------------------------------------------------------------------------------

Allowance as a percentage of investment assets                             1.7%               1.7%
--------------------------------------------------------------------------------------------------

Investment assets in arrears (90 days and over)                        172,104             143,620
--------------------------------------------------------------------------------------------------

Arrears as a percentage of investment assets                               1.5%               1.3%
--------------------------------------------------------------------------------------------------

Assets in repossession, at estimated net realizable value              151,415              84,540
==================================================================================================

6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                          June 30, 1999                    December 31, 1998
                                   ---------------------------        ----------------------------
                                                  Accumulated                         Accumulated
                                      Cost        depreciation           Cost         depreciation
                                        $              $                   $              $
--------------------------------------------------------------------------------------------------
Land and buildings                  39,073          17,640             28,842          16,309
Furniture and fixtures              63,404          28,741             55,070          26,702
Computers and office equipment     116,457          54,766            103,231          53,420
Other                                3,901             856              3,910             748
--------------------------------------------------------------------------------------------------
                                   222,835         102,003            191,053          97,179
--------------------------------------------------------------------------------------------------
Net book value                     120,832                             93,874
==================================================================================================


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

7. GOODWILL

Goodwill amortization during the period was $23,205 [1998 - $30,324].

8. DEBT

Debt consists of the following:
                                                                     June 30,        December 31,
                                                                       1999              1998
                                                                         $                 $
-------------------------------------------------------------------------------------------------
Fixed Rate Debt
---------------

U.S. senior notes, bearing interest at rates varying from
 6.84% to 8.26%, maturing in the years 2000 to 2005                  1,499,614            503,504

Medium term notes, bearing interest at rates varying from
5.00% to 9.34%, maturing in the years 1999 to 2007                     597,034            581,004

U.S. medium term notes, bearing interest at rates varying
from 5.61% to 8.25%, maturing in the years 1999 to 2028              6,041,752          6,126,500

7.625% debenture, maturing in June, 2001                                84,660             80,446

6.45% debenture, maturing in June, 2002                                101,586             96,535

Collateralized borrowings related to securitized
assets, 5.50%, maturing in 2003                                        102,864            122,873

Capital lease obligations, discounted at rates varying from
5.70% to 13.50%, maturing in 2004                                      221,701            258,602

Other fixed rate debt                                                  381,185            338,321

Floating Rate Debt
------------------

Floating rate U.S. medium term notes, interest rate ranges
from 4.89% to 6.75%, maturing in the years 1999 to 2002              1,040,250          1,350,322

Collateralized borrowings relating to securitized assets,
based upon one month LIBOR plus 0.125%, maturing in 2001                48,815             65,674

Floating rate medium term notes, interest periodically reprices
 based upon CDOR index, maturing in the year 2000                       67,790             64,430

Commercial paper and other short-term borrowings                     1,659,187          2,018,973
-------------------------------------------------------------------------------------------------
Total debt                                                          11,846,438         11,607,184
=================================================================================================

Interest expense on the debt outstanding  during the period was $407,542 [1998 - $293,026].


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

The Company renegotiated its various bank facilities in April 1998 to support the existing commercial paper programs and for general corporate purposes. The U.S. bank facility was increased to $2.3 billion with $1.535 billion having a term of 364 days and $765 million having a term of five years. In addition, the Canadian bank facility was increased to Cdn. $1.2 billion with a term of 364 days. The amount of unused Canadian and U.S. bank facilities are Cdn. $1.0 billion [1998 - Cdn. $0.3 billion] and $2.3 billion [1998 - $2.3 billion], respectively.

In April 1999, the Company renewed its various bank facilities to support the existing commercial paper programs and for general corporate purposes. The terms and conditions remained unchanged with the exception of the Canadian facility, which was renewed at Cdn. $1.0 billion with a term of 364 days.

The weighted average interest on commercial paper outstanding as at June 30, 1999 is 4.85% [1998 - 4.91%] for the Canadian commercial paper program, 5.65% [1998 - 6.02%] for the U.S. commercial paper program and 5.03% [1998 - nil] for the Australian program.

In connection with the purchase of AT&T Capital, the Company unconditionally guarantees the debt and liquidity facilities of AT&T Capital as to payment of principal and interest, when and as this debt shall become due and payable, whether at maturity or otherwise. Also, AT&T Capital entered into an agreement whereby it guarantees certain indebtedness and liquidity facilities of the Company.

9. OTHER INCOME

During  the first  quarter,  the  Company  recorded  a pre-tax  gain of  $56,582
(after-tax gain of $31,120) resulting from the extinguishment of certain derivative financial instruments. During 1998, the Company had derivative financial instruments in place to hedge the Company's net investment in certain of its foreign self-sustaining operations to Canadian dollars (the "1998 Derivatives"), its reporting currency in 1998. Effective January 1, 1999, the Company adopted the United States dollar as its reporting currency. Accordingly, on that date, the Company determined that all non-U.S. dollar functional self-sustaining operations would be hedged to the U.S. currency and that the 1998 Derivatives would be terminated. The 1998 Derivatives were unwound over several weeks in early 1999 to minimize the Company's liability or maximize its receivables from counterparties without exposing the Company to undue risk. Since the 1998 Derivatives were no longer designated as hedges during 1999, any gains or losses must be immediately recognized in earnings.


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

10. SALE OF AUTOMOTIVE LEASING UNITS

During the period, the Company disposed of two automotive leasing units, based in Canada and the United Kingdom. Under the terms of the sales, the total consideration was $339,829 cash. Total assets sold were $337,493 and total liabilities sold were $31,940 resulting in a gain of $34,276 ($15,451 after tax).

11. SHARE CAPITAL

Authorized -

The Company's authorized share capital consists of the following:

[i]   Unlimited common shares with voting rights;

[ii] Unlimited special shares without voting rights convertible into common shares on a share-for-share basis; and

[iii] Unlimited Class A preference shares issuable in series.

--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

Outstanding -

The following is a summary of the changes in share capital during the period:

                                                    June 30,                  December 31,
                                                      1999                        1998
------------------------------------------------------------------------------------------------
                                                      #           $              #             $
------------------------------------------------------------------------------------------------
Subscription rights
Outstanding, beginning of period                     --          --     38,500,000     1,132,997
Exchange for common shares                           --          --    (38,500,000)   (1,132,997)
------------------------------------------------------------------------------------------------
Outstanding, end of period                           --          --             --            --
------------------------------------------------------------------------------------------------
Common shares
Outstanding, beginning of period            148,312,634   2,751,233     83,070,958       758,282
Shares issued for subscription rights                --          --     38,500,000     1,111,974
Shares issued for warrants                           --          --      8,668,446       368,929
Issued on acquisition                                --          --     17,633,857       508,995
Stock options exercised                          92,762         904        417,492         2,152
Others                                           82,933       2,565         21,881           901
------------------------------------------------------------------------------------------------
Outstanding, end of period                  148,488,329   2,754,702    148,312,634     2,751,233
------------------------------------------------------------------------------------------------
Total                                       148,488,329   2,754,702    148,312,634     2,751,233
Unrealized foreign
   currency translation adjustment                   --      36,851             --        41,628
------------------------------------------------------------------------------------------------
Total share capital                         148,488,329   2,791,553    148,312,634     2,792,861
================================================================================================


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

Public Offerings

On January 12, 1998, the subscription rights were exchanged for 38,500,000 common shares at Cdn. $46.00 per share.

On June 4, 1998, all of the special warrants outstanding were exercised without additional payment.

Treasury Issue

On January 12, 1998, the Company completed a private placement of 17,633,857 common shares at $31.19 per share for proceeds of $550,000.

On May 20, 1998, the Company completed a private placement of 8,668,446 special warrants at $46.14 per warrant. Each special warrant entitled the holder thereof to acquire one common share of the Company.

12. FINANCE ASSETS UNDER MANAGEMENT

Included in finance assets under management are finance assets which have been securitized or syndicated by the Company and are not reflected on the consolidated balance sheets.

Securitized finance assets are described in Note 2. Syndicated finance assets are assets which have been sold to investors without recourse or credit enhancement.

Finance assets under management are as follows:

                                                          June 30,           December 31,
                                                            1999                 1998
                                                              $                   $
-----------------------------------------------------------------------------------------
Securitized finance assets                                 8,990,845            9,000,658
Syndicated finance assets                                  1,753,436            1,396,230
Syndicated finance assets of affiliated companies            430,220              416,265
-----------------------------------------------------------------------------------------
Total                                                     11,174,501           10,813,153
=========================================================================================


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

13. SUMMARIZED FINANCIAL INFORMATION OF AT&T CAPITAL CORPORATION

The table below shows summarized consolidated financial information for AT&T Capital, an indirect wholly-owned subsidiary of the Company. The Company has guaranteed ("Guarantee") on a full and unconditional basis the existing registered debt securities and certain other indebtedness of AT&T Capital. The Company has not disclosed financial statements or other information regarding AT&T Capital on a stand-alone basis since management does not believe that it is material to debt holders due to the Guarantee.

The following summarized consolidated financial information for AT&T Capital has been prepared in accordance with accounting principles generally accepted in Canada.


                                                                  Six months ended
                                                           June 30, 1999    June 30, 1998
                                                                       $                $
-----------------------------------------------------------------------------------------
Total asset finance income                                       254,066          306,007
Operating expenses                                               171,602          241,585
-----------------------------------------------------------------------------------------
Operating income before taxes                                     82,464           64,422
-----------------------------------------------------------------------------------------
Net income for the period                                         50,788           31,235
=========================================================================================

                                                                             December 31,
                                                           June 30, 1999         1998
                                                                       $                $
-----------------------------------------------------------------------------------------
ASSETS
Cash                                                             201,657        1,011,409
Finance assets held for investment                             4,308,279        4,759,564
Equipment under operating lease                                1,506,339        1,565,379
Finance assets held for sale                                     116,887          177,049
Receivables from affiliates and other assets                   4,307,883        3,276,167
-----------------------------------------------------------------------------------------
Total Assets                                                  10,441,045       10,789,568
=========================================================================================
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Debt                                                           8,916,534        9,280,639
Accrued liabilities                                              545,935          582,122
-----------------------------------------------------------------------------------------
Total Liabilities                                              9,462,469        9,862,761
Total Shareholder's Equity                                       978,576          926,807
-----------------------------------------------------------------------------------------
Total Liabilities and Shareholder's Equity                    10,441,045       10,789,568
=========================================================================================


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

Included in the first six months of 1999 total asset finance income is $78.2 million (1998 - $24.6 million) of interest income related to intercompany receivables due from certain subsidiaries of the Company.

Total asset finance income decreased in the first six months of 1999 compared to the same period in 1998 due mainly to the sale of various portions of the international businesses of AT&T Capital to the Company at their approximate book value. The assets relating to these businesses approximated $1,178.4 million. Increased securitization volume in the second half of 1998 also contributed to the decrease in finance revenue.

Included in receivables from affiliates and other assets is $3.8 billion as at June 30, 1999 (1998 - $2.9 billion) of intercompany receivables due from certain subsidiaries of the Company.

The purchase price the Company paid for AT&T Capital has not been "pushed down" to AT&T Capital's stand-alone financial statements; however, these statements reflect the adoption of the accounting policies and procedures of the Company.

14. MERGER WITH THE CIT GROUP INC.

On March 8, 1999, the Company announced that it would be acquired by The CIT Group Inc. ("CIT") through an exchange of common stock. Under the terms of the transaction each outstanding share of the Company's common stock will be exchanged for 0.92 shares of CIT. Under an amended and restated agreement and plan of reorganization dated August 4, 1999, the Company and CIT reached agreement that the Company's common stock would be exchanged for 0.70 shares of CIT as well as the elimination of certain closing conditions. The transaction is expected to close during the fourth quarter of 1999, and is conditional upon regulatory and shareholder approval. CIT is headquartered in Livingston, New Jersey, USA. CIT is a leading diversified finance organization offering secured commercial and consumer financing primarily in the United States.

15. YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using Year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations.


--------------------------------------------------------------------------------

================================================================================
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

       [in thousands of United States dollars unless otherwise indicated]

================================================================================

June 30, 1999

It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

16. FOREIGN EXCHANGE RATES

The following Canadian to U.S. dollars exchange rates were used during the period:


         December 31, 1998                                         0.6443
         June 30, 1999                                             0.6779
         Average for first six months of 1999                      0.6701

17. COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 1999 consolidated financial statements.


--------------------------------------------------------------------------------

================================================================================

                        CONSOLIDATED FINANCIAL STATEMENTS

                           NEWCOURT CREDIT GROUP INC.

                 For the years ended December 31, 1998 and 1997

                                    Newcourt
                                [Graphic Omitted]

--------------------------------------------------------------------------------
                                AUDITORS' REPORT
--------------------------------------------------------------------------------

To the Shareholders of
Newcourt Credit Group Inc.

We have audited the consolidated balance sheets of Newcourt Credit Group Inc. as at December 31, 1998 and 1997 and the consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in Canada.

Toronto, Canada                                   Ernst & Young LLP
February 22, 1999                                 Chartered Accountants

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                           CONSOLIDATED BALANCE SHEETS

                       [in thousands of Canadian dollars]
--------------------------------------------------------------------------------
                                                            As at December 31
                                                            1998         1997
                                                             $            $
--------------------------------------------------------------------------------

ASSETS
Cash                                                      1,550,221        7,413
Cash held in escrow [Note 11]                                    --    1,771,000
Finance assets held for investment [Notes 3 and 5]       13,365,986    2,185,568
Equipment under operating lease [Note 4]                  3,373,451      275,833
Finance assets held for sale [Note 6]                     2,394,488    1,091,398
Investment in affiliated companies                          302,437      173,918
Accounts receivable, prepaids and other                     482,613      181,736
Property and equipment, net [Note 7]                        145,699       87,396
Goodwill [Note 8]                                         1,896,657      408,754
Future income tax asset [Note 13]                           227,292           --
--------------------------------------------------------------------------------
Total Assets                                             23,738,844    6,183,016
--------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities                  1,039,032      303,968
Debt[Note 10]                                            18,015,185    2,789,816
Future income tax liability [Note 13]                            --       27,739
--------------------------------------------------------------------------------
Total Liabilities                                        19,054,217    3,121,523
--------------------------------------------------------------------------------
Shareholders' Equity
Share capital [Note 11]                                   4,334,723    2,935,402
Retained earnings                                           349,904      126,091
--------------------------------------------------------------------------------
Total Shareholders' Equity                                4,684,627    3,061,493
--------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity               23,738,844    6,183,016
--------------------------------------------------------------------------------

See accompanying Notes

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

        [in thousands of Canadian dollars, except for per share amounts]

--------------------------------------------------------------------------------
                                                         Years ended December 31
                                                           1998          1997
                                                             $             $
--------------------------------------------------------------------------------
Asset finance income
  Net finance and rental income                           815,787        84,349
  Gain on sale of finance assets [Note 6]                 452,119       188,837
  Management and other fees                               230,685        45,249
--------------------------------------------------------------------------------
Total asset finance income                              1,498,591       318,435
Operating and administrative                              465,747        84,774
Salaries and wages                                        443,447        94,160
Goodwill amortization, depreciation and other
  expense [Note 8]                                        117,304        20,427
--------------------------------------------------------------------------------
Operating income before restructuring charges
  and taxes                                               472,093       119,074
Restructuring charges [Note 9]                                 --       103,000
--------------------------------------------------------------------------------
Operating income before income taxes                      472,093        16,074
Provision for (recovery of) income taxes [Note 13]        177,726       (20,347)
--------------------------------------------------------------------------------
Net income for the year                                   294,367        36,421
Retained earnings, beginning of year                      126,091       100,774
Dividends paid on common shares                           (26,001)      (10,004)
Premium on redemption of preferred securities
  and other                                               (44,553)       (1,100)
--------------------------------------------------------------------------------
Retained earnings, end of year                            349,904       126,091
--------------------------------------------------------------------------------

Earnings per common share:
Basic                                                       $2.06        $0.52
Fully diluted                                               $2.06        $0.52

See accompanying Notes

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                       [in thousands of Canadian dollars]
--------------------------------------------------------------------------------

                                                        Years ended December 31
                                                          1998           1997
                                                            $              $
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income for the year                                  294,367         36,421
Add (deduct) items not requiring an outlay (inflow)
  of cash:
  Future income taxes                                    101,551        (23,516)
  Goodwill amortization, depreciation and other
    expense                                              117,304         20,427
  Restructuring charges                                       --         74,225
--------------------------------------------------------------------------------

Cash flow from operations                                513,222        107,557
Net change in non-cash assets and liabilities
  [Note 20]                                             (171,643)      (130,332)
--------------------------------------------------------------------------------
Cash provided by (used in) operating activities          341,579        (22,775)
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
Finance assets, underwritten and purchased           (19,888,800)    (6,033,608)
Finance assets, sold                                  11,605,676      4,336,050
Finance assets, repayments and others                  4,835,614      1,079,027
--------------------------------------------------------------------------------
Finance assets and assets held for sale               (3,447,510)      (618,531)
Business acquisitions                                 (1,645,029)      (621,902)
Investment in affiliated companies                      (128,519)         8,821
Purchase of property and equipment                       (46,633)       (35,992)
--------------------------------------------------------------------------------
Cash used in investing activities                     (5,267,691)    (1,267,604)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
Issuance of debt                                     120,440,387      5,673,486
Repayment of debt                                   (115,920,409)    (4,887,721)
Redemption of preferred securities                      (330,903)            --
Issue of common shares, net                            2,272,134        452,535
Future tax on share issue costs                           33,712         18,312
Dividends paid on common shares                          (26,001)       (10,004)
--------------------------------------------------------------------------------
Cash provided by financing activities                  6,468,920      1,246,608
--------------------------------------------------------------------------------

Increase (decrease) in cash during the year            1,542,808        (43,771)
Cash, beginning of year                                    7,413         51,184
--------------------------------------------------------------------------------
Cash, end of year                                      1,550,221          7,413
--------------------------------------------------------------------------------
See accompanying Notes

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

1. NATURE OF THE COMPANY'S OPERATIONS

Newcourt Credit Group Inc. (the "Company") is an independent, non-bank financial services enterprise with operations primarily in the United States, Canada and Europe. The Company also has supporting operations in Latin America and Asia. The Company originates, invests in and sells asset-based financings including secured loans, leases and conditional sales contracts. For asset-based financings sold to institutional investors the Company generally continues to manage these financings on behalf of the investors for a fee. The Company's origination activities focus on the commercial and corporate finance segments of the asset-based financing market.

The Company originates leases and loans in the commercial finance market predominantly through vendor finance programs. These agreements are established with select equipment manufacturers, dealers and distributors to provide equipment sales and inventory financing. The Company also serves the corporate finance market through financing services it delivers to major corporations, public sector institutions and governments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, consistently applied ("Canadian GAAP"). Except as indicated in Note 21, these consolidated financial statements conform, in all material respects, with accounting principles generally accepted in the United States ("U.S. GAAP"). The more significant accounting policies are summarized below:

Principles of consolidation

The consolidated financial statements of the Company include the accounts of all its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated.

The Company accounts for its investment in foreign and domestic affiliates in which it has significant influence using the equity method.

Finance assets held for investment

Net  investment  in  finance  assets  is  comprised  of  loans,   capital  lease
receivables, retained interest in receivables securitized net of an allowance for credit losses. Income is recognized on finance assets held

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

for investment on an actuarial basis which produces a constant rate of return on the investment in finance assets.

Recognition of finance income is generally suspended when, in management's view, a loss is likely to occur but in no event later than 90 days after an account has gone into arrears. Accrual is resumed when the receivable becomes contractually current and management believes there is no longer any significant probability of loss.

Allowance for credit losses

Repossessed assets are specifically reserved for at their estimated net realizable value based on estimated collateral values and recoveries under third party guarantees and vendor support agreements.

Management also routinely assesses the portfolio on an item-by-item basis and establishes specific allowances for those accounts considered doubtful. General allowances are established for probable losses on loans which cannot be determined on an item-by-item basis. This provision is established by applying historical loss trends to various segments of the portfolio according to external and internal credit ratings.

Gain on sale of finance assets

The Company sells certain of its asset-based finance assets to securitization vehicles.

Securitization transactions are accounted for as sales of finance assets. These sales are non-recourse to the Company except to the extent of the Company's retained interest in these securitization vehicles. These transactions result in the removal of the assets from the Company's consolidated balance sheets, the recording of assets received and a gain on sale when the significant risks and rewards of ownership are transferred to the purchaser. The assets received are generally cash and a retained interest in the cash flows of the receivables sold. Such retained interest (or securitization investments) is recorded at estimated fair value and may include cash collateral accounts, excess spread assets, and securities backed by the transferred assets. Proceeds on sale are computed as the aggregate of the initial cash consideration and the present value of any additional sale proceeds, net of a provision for anticipated credit losses on the securitized assets and the amount of an arm's length servicing fee.

Income is earned on the securitization investments on an accrual basis. The carrying value of this asset is reduced, as required, based on changes in the Company's share of the estimated credit losses and the effects of changes in the payment rate on the securitized assets. The Company continues to manage the securitized assets and recognizes income equal to an arm's length servicing fee over the term of the securitized assets.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

Certain finance assets are underwritten and sold to institutional investors for cash. These transactions generate syndication fees for the Company. The Company generally continues to service these assets on behalf of the investors for a fee. Fees received for syndicating finance assets are included in income when the related transaction is substantially complete provided the yield on any portion of the assets retained by the Company is at least equal to the average yield earned by the other participants involved.

Equipment under operating lease

Equipment under operating lease is generally depreciated over the estimated useful life of the asset. Depreciation is generally calculated on a straight-line basis over the term of the lease to the estimated unguaranteed residual value at the end of the lease term. Rental revenue is recognized on a straight-line basis over the related lease term.

Estimated unguaranteed residual values

Estimated unguaranteed residual values are established upon acquisition and leasing of the equipment based upon the estimated value of the equipment at the end of the lease term. Values are determined on the basis of studies prepared by the Company, historical experience and industry data. Although it is reasonably possible that a change in the unguaranteed residual values could occur in the near term, the Company actively manages its residual values by communicating with lessees and vendors during the lease term to encourage lessees to extend their leases or upgrade and enhance their leased equipment. Residual values are continually reviewed and monitored by the Company. Declines in residual values for capital leases are recognized as an immediate charge to income. Declines in residual values for operating leases are recognized as adjustments to depreciation expense over the shorter of the useful life of the asset or the remaining term of the lease.

Deferred costs

Direct incremental costs of acquisition of finance assets and operating leases are deferred and amortized over the shorter of the term of the finance asset or operating lease and the expected period of future benefit. As finance assets are securitized, the unamortized portion of the acquisition costs related to the assets being securitized is expensed. Costs incurred during the pre-operating period of new business ventures are deferred and amortized over the expected period of future benefit.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis at the following rates:

          Buildings                                        20 years
          Furniture and fixtures                           10 years
          Computers and office equipment                    5 years

Goodwill

Goodwill is recorded at cost less accumulated amortization. The Company's amortization periods for goodwill range from 20 to 35 years. The valuation and amortization of goodwill is evaluated on an ongoing basis and, if considered permanently impaired, goodwill is written down. The determination as to whether there has been an impairment in value is made by comparing the carrying value of the goodwill to the projected undiscounted net revenue stream to be generated by the related activity.

Foreign currency translation

Prior to 1998, assets and liabilities denominated in foreign currencies of certain foreign operations were translated using the temporal method, whereby monetary assets and liabilities were converted into Canadian dollars at exchange rates in effect at the consolidated balance sheet dates. Gains and losses on finance assets and debt were deferred and amortized over the remaining lives of the related items on a straight-line basis. Non-monetary assets and liabilities were translated at historical rates. Revenue and expenses were translated at the exchange rate in effect on the date of the transaction.

As a consequence of the acquisition of AT&T Capital Corporation ("AT&T Capital"), the Company's foreign operations function financially and operationally independent of the parent and therefore are considered, for the purposes of foreign currency translation, to be self-sustaining operations. As a result, the assets and liabilities of these operations are translated into Canadian dollars at rates in effect at the consolidated balance sheet dates. Revenue and expenses are translated at the average exchange rates prevailing during the year. Unrealized foreign exchange currency translation gains and losses on these self-sustaining operations are included in share capital.

Income taxes

The Company accounts for income taxes using the liability method of income tax allocation.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

Earnings per common share

Basic earnings per common share is computed based on the weighted average number of common shares outstanding during the year. Fully diluted earnings per common share has been computed based on the weighted average number of common shares outstanding after giving effect to the exercise of all outstanding dilutive options to acquire common shares and any other dilutive items.

Derivative financial instruments

The Company uses derivative financial instruments in conjunction with its interest rate and currency risk management strategies. Derivative financial instruments are used to hedge exposure to interest rate and foreign exchange rate risk arising during the normal course of business. Contract and notional amounts associated with derivative financial instruments are not recorded as assets or liabilities on the consolidated balance sheets. The most frequently used derivative financial instruments are various types of interest rate swaps and foreign exchange contracts. Currency swaps and bond forwards are also used.

Swaps and forward contracts are accounted for on the accrual basis when cash flows of the derivatives are matched to a specific on balance sheet position. Net accrued interest receivable/payable and deferred losses/gains are recorded in accounts receivable, prepaids and others or accounts payable and accrued liabilities, as appropriate. Realized losses/gains on terminated contracts are deferred and amortized over the remaining life of any applicable corresponding position.

Foreign exchange contracts are used to hedge the Company's net investment in certain of its self sustaining operations. Gains and losses on these foreign exchange contracts are credited or charged to the cumulative translation adjustment account.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant areas in which estimates are used include residual values, income taxes, retained interests in securitized assets and related reserves, allowance for credit losses, valuation of finance assets held for sale, restructuring reserves and contingencies.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

3. FINANCE ASSETS HELD FOR INVESTMENT

Finance assets held for investment consist of:

                                                      1998             1997
                                                       $                 $
--------------------------------------------------------------------------------
Leases                                               6,207,826        1,116,967
Estimated unguaranteed residual values                 946,958           57,421
Unearned income                                     (2,094,662)        (190,020)
--------------------------------------------------------------------------------
Net leases                                           5,060,122          984,368
Loans                                                7,661,725          888,694
Allowance for credit losses                           (285,104)         (38,563)
Securitization investments [Note 6]                    929,243          351,069
--------------------------------------------------------------------------------
Finance assets held for investment                  13,365,986        2,185,568
--------------------------------------------------------------------------------

As at December 31, 1998, the minimum annual payments are as follows:

                                                       Leases           Loans
                                                         $                $
--------------------------------------------------------------------------------
1999                                                 2,756,957        1,645,407
2000                                                 1,498,115        1,206,589
2001                                                   971,360          869,506
2002                                                   536,220          779,485
2003                                                   346,190          678,701
Thereafter                                              98,984        2,482,037
--------------------------------------------------------------------------------
Total                                                6,207,826        7,661,725
--------------------------------------------------------------------------------

Included in finance assets held for investment is US$6,394,845 [1997 - US$693,758].

Substantially all of the finance assets held for investment bear interest at varying levels of fixed rates of interest.

The loans included in finance assets held for investment are collateralized.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

4. EQUIPMENT UNDER OPERATING LEASE

Equipment under operating lease consists of:

                                                          1998          1997
                                                           $              $
Original equipment cost:

Information technology                                  2,254,660       364,608
Telecommunications                                        825,038            --
Transportation                                            902,771            --
Manufacturing                                             541,365            --
Healthcare                                                 47,260            --
General equipment and other                               449,474            --
--------------------------------------------------------------------------------
                                                        5,020,568       364,608
Less:  accumulated depreciation                        (1,735,206)      (88,775)
Rental receivables, net                                    88,089            --

--------------------------------------------------------------------------------
Equipment under operating lease                         3,373,451       275,833
--------------------------------------------------------------------------------

Minimum annual future rentals to be received on non-cancelable operating leases as at December 31, 1998, are as follows:
                                                                           $
--------------------------------------------------------------------------------
1999                                                                    967,088
2000                                                                    693,188
2001                                                                    344,681
2002                                                                    129,523
2003                                                                     55,350
Thereafter                                                                3,140
--------------------------------------------------------------------------------

Included in equipment under operating lease is US$1,765,768 [1997 - US$182,824].

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

5. ALLOWANCE FOR CREDIT LOSSES

An analysis of the Company's allowance for credit losses is as follows:

                                                           1998        1997
                                                            $            $
--------------------------------------------------------------------------------
Finance assets held for investment and equipment under
operating lease                                         16,739,437    2,461,401
--------------------------------------------------------------------------------

Allowance for credit losses, beginning of year              38,563       16,465
Provision for credit losses during the year                149,217        2,598
Provision for credit losses from acquisition,
  net of sales                                             204,907       28,443
Write-offs, net of recoveries                             (107,583)      (8,943)
--------------------------------------------------------------------------------
Allowance for credit losses, end of year                   285,104       38,563
--------------------------------------------------------------------------------
Allowance as a percentage of investment assets                1.7%         1.6%
--------------------------------------------------------------------------------
Investment assets in arrears (90 days and over)            222,908       13,619
--------------------------------------------------------------------------------
Arrears as a percentage of investment assets                  1.3%         0.6%
--------------------------------------------------------------------------------
Assets in repossession, at estimated net
  realizable value                                         131,212        6,023
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

6. SECURITIZATIONS

The Company has securitization programs under which finance assets originated by the Company are sold to securitization vehicles. These sales are non-recourse to the Company except to the extent of the Company's retained interest in such securitization vehicles. The Company's responsibility is limited to that of servicer which includes the administration and collection of the receivables on behalf of the investors. Under these programs, the Company has securitized finance assets during the year as follows:

                                                         1998          1997
                                                          $              $
--------------------------------------------------------------------------------

North American term vehicles                           6,302,829      2,174,038
North American conduits                                3,965,089      1,838,268
Foreign conduits                                         389,388             --
--------------------------------------------------------------------------------
Total                                                 10,657,306      4,012,306
--------------------------------------------------------------------------------

The Company's term securitizations have senior-subordinate structures which are financed by the issuance of credit tranched securities. These securities have ratings ranging from triple A to single B and are sold to third party institutional investors.

The Company's conduit securitizations are also senior-subordinate structures and are financed by the issuance of commercial paper.

Securitization investments represent the Company's retained interest in the cash flows of the finance assets sold. Such retained interest includes cash collateral accounts, excess spread assets, securities backed by the transferred assets and servicing fees.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

Net securitization income which is generally received in cash and the Company's investment in securitization investments are as follows:

                                                            1998         1997
                                                              $            $
--------------------------------------------------------------------------------
Net securitization income (included in gain on sale
  of finance assets)                                       383,758      140,133
--------------------------------------------------------------------------------
Securitization investments:

Cash collateral accounts                                   387,431       22,839

Excess spread assets and securities backed by the
  transferred assets                                       541,812      328,230
--------------------------------------------------------------------------------
Total                                                      929,243      351,069
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

7. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                          1998                       1997
                                ----------------------     ---------------------
                                           Accumulated               Accumulated
                                  Cost    depreciation     Cost     depreciation
                                   $            $            $            $
Land and buildings               44,765       25,313       14,654       3,281
Furniture and fixtures           85,472       41,443       48,658      15,143
Computers and office equipment  160,222       82,911       56,552      17,300
Other                             6,068        1,161        4,182         926
--------------------------------------------------------------------------------
                                296,527      150,828      124,046      36,650
--------------------------------------------------------------------------------
Net book value                  145,699                    87,396
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

8. GOODWILL AND ACQUISITIONS

On January 12, 1998, the Company purchased all of the outstanding common shares of AT&T Capital for approximately US$1.7 billion (Cdn $2.4 billion), of which approximately US$1.15 billion (Cdn $1.6 billion) was paid in cash and the remaining US$550 million (Cdn $790 million) was satisfied through the issuance of approximately 17.6 million common shares of the Company. AT&T Capital is a full-service, diversified equipment leasing and finance company that operates predominantly in the United States.

This acquisition has been accounted for as a purchase and accordingly the Company's consolidated financial statements include the results of operations of the acquired business from the date of acquisition. The net assets acquired are as follows:

                                                                         $
--------------------------------------------------------------------------------

Net assets acquired at approximate fair values:
Cash                                                                      12,346
Finance assets held for investment                                     9,370,344
Equipment under operating lease                                        2,287,583
Accounts receivable, prepaids and other                                  498,933
Future income tax receivable                                             319,252
--------------------------------------------------------------------------------
                                                                      12,488,458
--------------------------------------------------------------------------------
Accounts payable and accrued liabilities                                 876,647
Debt                                                                  10,213,136
Preferred securities                                                     286,560
Restructuring accrual                                                    200,176
--------------------------------------------------------------------------------
                                                                      11,576,519
--------------------------------------------------------------------------------
Net assets acquired                                                      911,939
--------------------------------------------------------------------------------
Consideration:
Cash                                                                   1,645,029
Common shares                                                            789,997
--------------------------------------------------------------------------------
Total consideration                                                    2,435,026
--------------------------------------------------------------------------------
Goodwill                                                               1,523,087
================================================================================

The Company's amortization period with respect to the acquisition of AT&T Capital is 35 years. The goodwill amortization period was determined by the Company based upon AT&T Capital's superior market presence, relationships with leading manufacturers and the long-term expected future cash flows to be provided by its ongoing operations.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

During 1997, the Company purchased Commcorp Financial Services Inc., the Business Technology Finance division of Lloyds UDT and other finance operations in the United States. Each of these acquisitions has been accounted for as a purchase and the net assets acquired and the resulting goodwill is as follows:

                                        Commcorp     BTF      Others     Total
1997 Acquisitions                          $          $          $         $
--------------------------------------------------------------------------------

Net assets acquired at approximate fair
  values:
Finance assets held for investment       596,891    421,802    69,298  1,087,991
Investment in affiliated companies        18,471         --     1,960     20,431
Accounts receivable, prepaids and other   32,368      9,854    16,618     58,840
Property and equipment                    14,143      2,195     4,678     21,016
--------------------------------------------------------------------------------
                                         661,873    433,851    92,554  1,188,278
--------------------------------------------------------------------------------
Accounts payable and accrued liabilities 123,734     30,546    11,160    165,440
Debt                                     351,120         --    60,905    412,025
Future income tax liability               68,911         --     1,605     70,516
--------------------------------------------------------------------------------
                                         543,765     30,546    73,670    647,981
--------------------------------------------------------------------------------
Net assets acquired                      118,108    403,305    18,884    540,297
--------------------------------------------------------------------------------

Consideration:
Cash                                      88,633    493,049    40,220    621,902
Common shares                            277,295         --        --    277,295
--------------------------------------------------------------------------------
Total consideration                      365,928    493,049    40,220    899,197
--------------------------------------------------------------------------------
Goodwill                                 247,820     89,744    21,336    358,900
================================================================================

The Company's amortization period with respect to all acquisitions prior to the AT&T Capital acquisition is 20 years.

                                                          Goodwill amortization
                                                                  1998
                                                                    $
--------------------------------------------------------------------------------
AT&T Capital acquisition                                          41,795
1997 acquisitions                                                 19,585
Pre-1997 acquisitions                                              4,640
--------------------------------------------------------------------------------
Total                                                             66,020
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

9. RESTRUCTURING CHARGES

In 1997, the Company recorded restructuring charges totaling $103,000, resulting in an after tax charge of $56,650. These charges were related to costs incurred to integrate Commcorp Financial Services Inc. and to rationalize certain of the Company's other businesses in Canada and the United States. The charges comprise amounts for severance and office closings and to write-off certain redundant start-up and systems costs.

In connection with the acquisition of AT&T Capital, the Company has accrued the estimated costs of integrating the operations of AT&T Capital in order to reduce future costs. Integration costs include amounts for severances, head office closures and relocation, as well as the write-off of redundant application systems.

A breakdown of the restructuring accrual and the amounts utilized are as follows:

                                                           1998          1997
                                                             $             $
--------------------------------------------------------------------------------

Balance, beginning of year                                  77,262           --
Restructuring charges                                           --      103,000
Acquired restructuring provision                            53,750           --
Restructuring charges accrued on acquisition               146,426           --
Amounts utilized                                          (214,745)     (25,738)
--------------------------------------------------------------------------------
Balance, end of year                                        62,693       77,262
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

10.      DEBT

Debt consists of the following:


                                                                             1998                 1997
                                                                               $                    $
---------------------------------------------------------------------------------------------------------
Fixed Rate Debt
U.S. senior notes, bearing interest at rates varying from 6.84% to           781,474              292,291
     8.26%, maturing in the years 2000 to 2005
Medium term notes, bearing interest at rates varying from 4.40% to           901,760            1,118,433
     9.34%, maturing in the years 1999 to 2007
U.S. medium term notes,  bearing interest at rates varying from 5.53% to   9,508,769                   --
     8.25%, maturing in the years 1999 to 2028
7.625% debenture, maturing in June, 2001                                     124,858              124,802
6.45% debenture, maturing in June, 2002                                      149,830              149,782
Collateralized borrowings related to securitized assets, 5.50%,              190,707                   --
     maturing in 2003
Capital lease obligations, discounted at rates varying from 5.70% to         401,369                   --
     13.50%, maturing in 2004
Other fixed rate debt                                                        525,099              270,227
Floating Rate Debt
Floating rate U.S. medium term notes, interest rate ranges from 5.52%      2,095,797                   --
     to 6.29%, maturing in the years 1999 to 2000
Collateralized borrowings relating to securitized assets, based upon         101,931                   --
     one month LIBOR plus 0.125%, maturing in 2001
Floating rate medium term notes, interest periodically reprices based        100,000                   --
     upon CDOR index, maturing in the year 2000
Commercial paper and other short-term borrowings                           3,133,591              834,281
---------------------------------------------------------------------------------------------------------
Total debt                                                                18,015,185            2,789,816
=========================================================================================================

Interest expense on the debt outstanding during the year was $977,186 [1997 - $145,252], of which $30,975 [1997 - $16,363] has been deducted from management and other fees and the balance of $946,211 [1997 - $128,889] deducted from net finance and rental income.

The Company renegotiated its various bank facilities in April 1998 to support the existing commercial paper programs and for general corporate purposes. The U.S. bank facility was increased to US$2.3 billion with US$1.535 billion having a term of 364 days and US$765 million having a term of five years. In addition, the Canadian bank facility was increased to $1.2 billion

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

with a term of 364 days. The amount of unused Canadian and U.S. bank facilities are $0.3 billion [1997 - $750 million] and US$2.3 billion [1997 - US$500 million], respectively.

The Company is required to maintain interest coverage, debt, negative pledge and minimum consolidated tangible net worth covenants in connection with these bank facilities. The Company is in compliance with these and all other covenants as at December 31, 1998.

The weighted average interest on commercial paper outstanding at the end of the year is 6.11% for the Canadian commercial paper program [1997 - 5.96%], 6.39% for the U.S. commercial paper program and 5.05% [1997 - nil] for the Australian program.

Included in debt is US$9,794,691 [1997 - US$1,388,211] repayable in U.S. dollars, of which US$8,671,451 [1997 - US$1,323,211] was used to fund leases and loans which are repayable in U.S. dollars. The remainder of this debt was used to fund non U.S. dollar denominated assets, with derivative financial instruments used to match fund these assets.

During May 1998, the Securities and Exchange Commission declared effective an AT&T Capital debt statement of US$5 billion. As at December 31, 1998, US$1.2 billion was still outstanding.

In connection with the purchase of AT&T Capital, the Company unconditionally guarantees the debt and liquidity facilities of AT&T Capital as to payment of principal and interest, when and as this debt shall become due and payable, whether at maturity or otherwise. Also, AT&T Capital entered into an agreement whereby it guarantees certain indebtedness and liquidity facilities of the Company.

As at December 31, 1998, scheduled repayments of principal are as follows:

                                Short-term            Term
                               Borrowings(1)     Borrowings(2)         Total
                                     $                 $                 $
--------------------------------------------------------------------------------
1999                              3,840,503          4,895,381        8,735,884
2000                                     --          3,328,257        3,328,257
2001                                     --          1,889,784        1,889,784
2002                                     --            485,496          485,496
2003                                     --            775,859          775,859
Thereafter                               --          2,799,905        2,799,905
--------------------------------------------------------------------------------
Total                             3,840,503         14,174,682       18,015,185
================================================================================

(1) Includes commercial paper, bank facilities and other short-term borrowings.

(2) Includes senior notes, medium term notes and all debentures which were originally issued for a term of one year or greater.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

11. SHARE CAPITAL

Authorized -

The Company's authorized share capital consists of the following:

[i]    Unlimited common shares with voting rights;

[ii] Unlimited special shares without voting rights convertible into common shares on a share-for-share basis; and

[iii]  Unlimited Class A preference shares issuable in series.

Outstanding -

The following is a summary of the changes in share capital during the year:

                                                    1998                            1997
------------------------------------------------------------------------- -----------------------
                                               #              $             #              $
-------------------------------------------------------------------------------------------------
Subscription rights
Outstanding, beginning of year             38,500,000     1,758,493             --             --
Exchange for common shares                (38,500,000)   (1,758,493)            --             --
Proceeds of rights issue, net                      --            --     38,500,000      1,758,493
-------------------------------------------------------------------------------------------------
Outstanding, end of year                           --            --     38,500,000      1,758,493
-------------------------------------------------------------------------------------------------
Common shares
Outstanding, beginning of year             83,070,958     1,176,909     60,182,688        415,160
Proceeds of share issue, net                       --            --     13,910,000        481,030
Shares issued for subscription rights      38,500,000     1,725,864             --             --
Shares issued for warrants                  8,668,446       572,605             --             --
Issued on acquisition [Note 8]             17,633,857       789,997      8,214,843        277,295
Stock options exercised                       417,492         3,340        743,172          2,839
Others                                         21,881         1,396         20,255            585
-------------------------------------------------------------------------------------------------
Outstanding, end of year                  148,312,634     4,270,111     83,070,958      1,176,909
-------------------------------------------------------------------------------------------------
Total                                     148,312,634     4,270,111    121,570,958      2,935,402
Unrealized foreign currency translation            --        64,612             --             --
     adjustment
-------------------------------------------------------------------------------------------------
Total share capital                       148,312,634     4,334,723    121,570,958      2,935,402
=================================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

Subdivision of Common Shares

Effective April 14, 1997, the Company subdivided on a two-for-one basis all of the Company's issued and outstanding common shares and all of the Company's common shares reserved for issuance.

Public Offerings

On March 11, 1997, the Company completed a public offering of 2,475,000 (4,950,000 post split) common shares at $51.00 per share for gross proceeds of $126,225. Expenses of this issue, net of deferred income tax recoveries of $2,508, amounted to $3,066.

On August 29, 1997, the Company completed a public offering of 7,260,000 common shares at $38.50 per share for gross proceeds of $279,510. Expenses of this issue, net of deferred income tax recoveries of $5,571, amounted to $6,809.

On December 3, 1997, the Company completed a public offering of 38,500,000 subscription rights at $46.00 per right for gross proceeds of $1.77 billion. The proceeds were held in escrow pending the acquisition of AT&T Capital. Expenses of this issue, net of deferred income tax recoveries of $36,929, amounted to $45,136.

On January 12, 1998, the subscription rights were exchanged for 38,500,000 common shares at $46.00 per share.

On June 4, 1998, all of the special warrants outstanding were exercised without additional payment.

Treasury Issue

On September 24, 1997, the Company completed a private placement of 1,700,000 common shares at $50.10 per share for proceeds of $85,170.

On January 12, 1998, the Company completed a private placement of 17,633,857 common shares at US$31.19 per share for proceeds of US$550,000.

On May 20, 1998, the Company completed a private placement of 8,668,446 special warrants at US$46.14 per warrant. Each special warrant entitled the holder thereof to acquire one common share of the Company.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

12. EMPLOYEE STOCK OPTION PLAN

During the year, amendments to the Company's Stock Option Plan were approved by the shareholders at the Annual General Meeting. Under the amended Plan, the Company may issue 9,046,878 common shares to employees and directors of the Company at the discretion of the Board of Directors. The number of shares which may be issued under options to any individual employee or director shall not exceed in the aggregate 5% of the total of the outstanding shares. During the year, the Company issued 2,860,100 options. The exercise price of each option equals the closing market price of the Company's shares on the day preceding the grant of the option. If there is no trading on the date preceding the date of grant, then a weighted average trading price for the five days prior to the date of grant is used. Upon granting of an option, the Company designates both vesting and expiry dates of the options, of which the maximum term is ten years. The vesting period is determined by the Company upon granting of the options.

As at December 31, 1998, the following common share options were outstanding:

                              Number         Per Share
                             of Shares           $                  Expiry Date
--------------------------------------------------------------------------------

Options granted to:

Directors                        30,000         7.25          February 23, 2001
                                 22,000        14.40          February 23, 2001
                                 12,000        24.25          February 6, 2007
                                 20,000        24.25          May 2, 2007
                                 18,000        26.00          May 2, 2007

Employees                       415,510        12.00          January 29, 2001
                                328,875        24.25          February 6, 2007
                              2,054,998        26.00          May 2, 2007
                                 50,000        49.50          August 16, 2004
                                 16,000        49.50          September 16, 2007
                                 21,350        47.20          October 30, 2007
                                640,400        49.05          January 8, 2008
                                863,050        56.80          February 4, 2008
                                 18,000        68.50          April 29, 2008
                              1,300,000        31.75          October 6, 2008
--------------------------------------------------------------------------------
Total                         5,810,183
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

Of the above, stock options for 467,510 common shares are exercisable as at December 31, 1998. The remaining stock options for 5,342,673 common shares are exercisable as follows:

               Exercisable Date                                Number of Shares
--------------------------------------------------------------------------------

                     1999                                           634,807
                     2000                                         1,335,670
                     2001                                         1,335,670
                     2002                                         1,335,665
                     2003                                           700,861
--------------------------------------------------------------------------------
Total                                                             5,342,673
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

13. INCOME TAXES

(a) The Company's provision for income taxes is lower than the statutory rate prevailing in Canada due to lower income tax rates on income earned from operations outside Canada and the dividend deduction available as foreign earnings are repatriated.

      The following table reconciles tax expense calculated at the statutory rate with the actual income tax expense:

                                                       1998              1997
                                                         $                 $
--------------------------------------------------------------------------------
Income before income taxes                            472,093            16,074
--------------------------------------------------------------------------------
Statutory rate of income taxes                             45%               45%
--------------------------------------------------------------------------------

Income taxes at the statutory rate                    212,442             7,233
Effect on income taxes of:
     Deductible dividends                              (4,264)          (11,705)
     Foreign losses, no tax benefit booked              3,538                --
     Foreign tax rate differential                    (63,782)          (18,679)
     Goodwill amortization                             25,767             2,614
     Large corporations tax                             4,568             2,164
     Other                                               (543)           (1,974)
--------------------------------------------------------------------------------
Provision for (recovery of) income taxes              177,726           (20,347)
--------------------------------------------------------------------------------

Allocation of provision (recovery):
     Current                                           76,175             3,169
     Future                                           101,551           (23,516)
--------------------------------------------------------------------------------
Provision for (recovery of) income taxes              177,726           (20,347)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

(b) The tax effect of temporary differences that give rise to significant portions of the future income tax asset and liability are presented below:

                                                            1998         1997
                                                              $           $
--------------------------------------------------------------------------------
Future income tax asset:
     Net operating loss carryforward                        201,779     110,172
     Goodwill                                               218,290          --
     Alternative minimum tax                                 20,147          --
     Other                                                   14,548      68,938
--------------------------------------------------------------------------------
Gross future income tax asset                               454,764     179,110
Less: Valuation allowance                                    (5,807)         --
--------------------------------------------------------------------------------
Gross future income tax asset net of valuation allowance    448,957     179,110
--------------------------------------------------------------------------------

Future income tax liability:
     Differences in tax and accounting basis of finance
       assets                                               (76,853)   (118,819)
     Securitization related                                (122,925)    (58,806)
     Other                                                  (21,887)    (29,224)
--------------------------------------------------------------------------------
Gross future income tax liability                          (221,665)   (206,849)
--------------------------------------------------------------------------------

Total future income tax asset (liability)                   227,292     (27,739)
--------------------------------------------------------------------------------
By region:
     Canada                                                 (12,309)      3,981
     United States                                          242,195     (31,720)
     Other foreign countries                                 (2,594)         --
--------------------------------------------------------------------------------
Total future income tax asset (liability)                   227,292     (27,739)
================================================================================

The Company has $459,080 of non-capital losses available for tax purposes to offset future taxable income arising from the reversal of deferred income tax liabilities. These non-capital tax losses arise principally from timing differences relating to depreciation and restructuring charges as well as certain other permanent differences. Non-capital losses pertaining to the Canadian operations of $360,975 will expire at various dates by the year 2005. Net operating losses pertaining to the U.S. operations of $98,105 will expire at various dates by the year 2013.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

(c) The income (loss) before income taxes and provision for (recovery of) income taxes are as follows:

                                                        1998             1997
                                                          $               $
--------------------------------------------------------------------------------

Income (loss) before income taxes:
     Canada                                             121,026         (47,023)
     United States                                      266,269          37,057
     Other foreign countries                             84,798          26,040
--------------------------------------------------------------------------------
                                                        472,093          16,074
================================================================================
Provision for current income taxes:
     Canada                                               4,774           1,338
     United States                                       60,830             758
     Other foreign countries                             10,571           1,073
--------------------------------------------------------------------------------
                                                         76,175           3,169
================================================================================
Provision for (recovery of) future income taxes:
     Canada                                              45,367         (38,605)
     United States                                       51,468          13,694
     Other foreign countries                              4,716           1,395
--------------------------------------------------------------------------------
                                                        101,551         (23,516)
================================================================================
Total provision for (recovery of) income taxes:
     Current                                             76,175           3,169
     Future                                             101,551         (23,516)
--------------------------------------------------------------------------------
                                                        177,726         (20,347)
================================================================================
Net income (loss):
     Canada                                              70,885          (9,756)
     United States                                      153,971          22,605
     Other foreign countries                             69,511          23,572
--------------------------------------------------------------------------------
                                                        294,367          36,421
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

14. FINANCE ASSETS UNDER MANAGEMENT

Included in finance assets under management are finance assets which have been securitized or syndicated by the Company and are not reflected on the consolidated balance sheets.

Securitized finance assets are described in Notes 2 and 6. Syndicated finance assets are assets which have been sold to investors without recourse or credit enhancement.

Finance assets under management are as follows:

                                                        1998              1997
                                                          $                $
--------------------------------------------------------------------------------
Securitized finance assets                             13,969,670      5,626,856
Syndicated finance assets                               2,167,050      1,386,706
Syndicated finance assets of affiliated companies         646,073        616,052
--------------------------------------------------------------------------------
Total                                                  16,782,793      7,629,614
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

15. SEGMENT REPORTING

The Company operates in the following two segments of the finance market: commercial finance (Newcourt Financial) and corporate finance (Newcourt Capital). Newcourt Financial provides asset-based sales and inventory financing in the commercial finance market. Newcourt Capital provides structured financing on capital assets and related advisory services to corporate and institutional borrowers. The Company does not allocate to the segments operating and administrative costs associated with managing the capital structure and loan origination activities of the Newcourt Financial and Newcourt Capital segments.

                                        Newcourt        Newcourt
                                        Financial       Capital          Total
                                            $              $               $
--------------------------------------------------------------------------------
1998
Net finance and rental income              724,941        90,846         815,787
Gain on sale of finance assets             383,758        68,361         452,119
Management and other fees                  208,621        22,064         230,685
--------------------------------------------------------------------------------
Total asset finance income               1,317,320       181,271       1,498,591
--------------------------------------------------------------------------------
Goodwill amortization and depreciation
  expense                                    8,281         1,888          10,169
--------------------------------------------------------------------------------
Segment income                             716,288       147,646         863,934
--------------------------------------------------------------------------------
Finance assets held for investment      12,163,172     1,202,814      13,365,986
Equipment under operating lease          3,373,451            --       3,373,451
================================================================================

1997
Net finance and rental income               70,193        14,156          84,349
Gain on sale of finance assets             140,133        48,704         188,837
Management and other fees                   36,252         8,997          45,249
--------------------------------------------------------------------------------
Total asset finance income                 246,578        71,857         318,435
--------------------------------------------------------------------------------
Goodwill amortization and depreciation
  expense                                    9,587           226           9,813
--------------------------------------------------------------------------------
Segment income                             121,588        61,999         183,587
--------------------------------------------------------------------------------
Finance assets held for investment       1,784,337       401,231       2,185,568
Equipment under operating lease            275,833            --         275,833
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

A reconciliation of the totals reported for the operating segments to the applicable line items in the consolidated financial statements is as follows:

                                                       1998               1997
                                                         $                 $
--------------------------------------------------------------------------------
Total segment income                                   863,934           183,587
Less unallocated amounts:
     Corporate and administrative expenses             391,841           167,513
--------------------------------------------------------------------------------
Operating income before taxes                          472,093            16,074
================================================================================

The following provides additional information of the Company's operations by geographic region.

                                     United                    Other
                                     States     Canada     Countries    Total
                                        $          $           $          $
--------------------------------------------------------------------------------

1998
Net finance and rental income         606,607      53,484    155,696     815,787
Gain on sale of finance assets        319,805     128,300      4,014     452,119
Management and other fees             160,798      37,590     32,297     230,685
--------------------------------------------------------------------------------
Total asset finance income          1,087,210     219,374    192,007   1,498,591
--------------------------------------------------------------------------------
Finance assets held for investment  9,227,220   1,569,936  2,568,830  13,365,986
Equipment under operating lease     2,733,763     208,443    431,245   3,373,451
================================================================================

1997
Net finance and rental income          27,468      43,794     13,087      84,349
Gain on sale of finance assets         87,302      86,326     15,209     188,837
Management and other fees              20,926      14,771      9,552      45,249
--------------------------------------------------------------------------------
Total asset finance income            135,696     144,891     37,848     318,435
--------------------------------------------------------------------------------
Finance assets held for investment    586,502     978,755    620,311   2,185,568
Equipment under operating lease       262,184      13,649         --     275,833
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

16. LEASE COMMITMENTS

Future minimum annual payments on a cash basis under leases for premises over the next five years and thereafter are as follows:

                                                                      $
--------------------------------------------------------------------------------
1999                                                                44,859
2000                                                                34,074
2001                                                                23,395
2002                                                                19,131
2003                                                                 8,061
Thereafter                                                          51,534
--------------------------------------------------------------------------------
Total                                                              181,054
================================================================================

Rent expense amounted to $54,564 in 1998 [1997 - $9,632].

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

17. DERIVATIVE FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into derivative contracts and other hedging transactions to manage asset/liability exposures, specifically exposures to market interest rate and foreign currency risk. Market risk represents the potential for changes in the value of assets and liabilities due to fluctuations in interest and foreign exchange rates.

The notional principal amounts of the Company's derivatives and the current credit exposure are as follows:

                                                                                       Current
                                                                                         credit
                                         Notional principal amounts maturing(1)       exposure(2)
                                     ----------------------------------------------   -----------
                                                                             Total
                                        Under       1 to 5        Over      Dec. 31,    Dec. 31
                                       1 year       years       5 years       1998        1998
As at December 31, 1998                   $           $            $           $           $
--------------------------------------------------------------------------------------------------
     Interest rate contracts:
     Forwards                          426,541           --           --      426,541        603
     Swaps                           3,013,225    2,893,659    1,180,198    7,087,082     39,257
---------------------------------------------------------------------------------------------------
                                     3,439,766    2,893,659    1,180,198    7,513,623     39,860
---------------------------------------------------------------------------------------------------
     Foreign exchange contracts:
     Forwards                          747,316      702,249        2,810    1,452,375     83,964
     Swaps                             948,218        1,844      185,018    1,135,080     24,244
---------------------------------------------------------------------------------------------------
                                     1,695,534      704,093      187,828    2,587,455    108,208
---------------------------------------------------------------------------------------------------
Total derivatives                    5,135,300    3,597,752    1,368,026   10,101,078    148,068
===================================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

                                                                                              Current
                                                                                               credit
                                           Notional principal amounts maturing(1)           exposure(2)
                                      --------------------------------------------------    -----------
                                                                                 Total
                                       Under         1 to 5         Over        Dec. 31,      Dec. 31
                                      1 year         years        5 years         1998          1998

As at December 31, 1997                  $             $             $             $             $
-------------------------------------------------------------------------------------------------------
     Interest rate contracts:
     Forwards                         986,062             --           --         986,062           --
     Swaps                            235,717        762,284      247,574       1,245,575       11,327
-------------------------------------------------------------------------------------------------------
                                    1,221,779        762,284      247,574       2,231,637       11,327
-------------------------------------------------------------------------------------------------------
     Foreign exchange contracts:
     Forwards                       1,811,703             --           --       1,811,703           --
     Swaps                            637,469        620,897       76,970       1,335,336        3,458
-------------------------------------------------------------------------------------------------------
                                    2,449,172        620,897       76,970       3,147,039        3,458
-------------------------------------------------------------------------------------------------------
Total derivatives                   3,670,951      1,383,181      324,544       5,378,676       14,785
=======================================================================================================

(1) Notional principal amounts are the contract amounts used in determining payments.

(2) Credit risk exposure represents the amount owed to the Company under such contracts. All counterparties are investment grade financial institutions.

      In addition, the fair market value of derivative financial instruments is a net payable of approximately $234 million [1997 - $56 million].

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of assets and liabilities at December 31 is as follows:

                                                1998                      1997
                                                  $                         $
-----------------------------------------------------------------------------------------
                                       Carrying     Estimated     Carrying      Estimated
                                         Value     Fair Value       Value      Fair Value

-----------------------------------------------------------------------------------------
Assets:
Finance assets held for investment    13,365,986    13,626,101    2,185,568     2,189,143
Finance assets held for sale           2,394,488     2,394,488    1,091,398     1,091,398
Investment in affiliated companies       302,437       299,716      173,918       174,918

Liabilities:
Debt                                  18,015,185    18,199,342    2,789,816     2,799,179
-----------------------------------------------------------------------------------------

The aggregate of the estimated fair value amounts presented does not represent management's estimate of the underlying value of the Company. Moreover, fair values disclosed represent estimates of value made at a specific point in time and may not be reflective of future fair values.

The estimated fair value of investment in finance assets is estimated by discounting the expected future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The estimated fair value of the debt reflects changes in general interest rates which have occurred since the debt was originated. For fixed rate debt, estimated fair value is determined by discounting the expected future cash flows related to this debt at market interest rates for debt with similar credit risks.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

19. SENSITIVITY TO INTEREST AND CURRENCY EXCHANGE RATES

The Company monitors its asset/liability position using techniques including market value, sensitivity analysis and a value at risk model. Value at risk measures the effect of interest rate movements upon the market value of equity. The value at risk tests discussed below for exposure to interest rate and currency rate exposures are based on a variance/co-variance model using a three-month horizon and a 95% confidence level. The model assumes that financial returns are normally distributed. The value at risk model takes into account correlations and diversification across market factors, including currencies and interest rates. Estimates of volatility and correlations of market factors are drawn from the RiskMetrics dataset as of December 31, 1998. RiskMetrics is a leading portfolio modeling system for evaluating risk. RiskMetrics uses market risk estimation methodology that was developed with market risk experience, accompanied by volatility and correlation datasets covering the major financial markets.

Based on the Company's overall interest rate exposure at December 31, 1998, including derivatives and other interest rate sensitive instruments, a near-term change in interest rates, within a 95% confidence level based on historical interest rate movements, would not materially affect on a fair values basis, the consolidated financial position, results of operations or cash flows of the Company.

Based on the Company's overall currency rate exposure at December 31, 1998, including derivatives and other foreign currency sensitive instruments, a near-term change in currency rates, within a 95% confidence level based on historical currency rate movements, would not materially affect on a fair value basis the consolidated financial position, results of operations or cash flows of the Company.

There were no past due amounts or reserves for credit losses at December 31, 1998, related to derivative transactions.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

20. CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER REPORTING DETAILS

                                                        1998              1997
                                                          $                $
--------------------------------------------------------------------------------

Decrease (increase) in accounts receivable,
prepaids and other                                     195,346         (101,297)
decrease in accounts payable and accrued
liabilities                                           (366,989)         (29,035)
--------------------------------------------------------------------------------
Total                                                 (171,643)        (130,332)
================================================================================
Cash interest paid                                     845,629          147,038
--------------------------------------------------------------------------------
Cash taxes paid                                         58,967            6,671
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

21. RECONCILIATION TO UNITED STATES ACCOUNTING PRINCIPLES

(a) These consolidated financial statements have been prepared in accordance with Canadian GAAP which conform in all material respects with U.S. GAAP, except as noted below:

      [i] Under Canadian GAAP, the Company records its retained interest in its securitization transactions at fair value at the time of sale. Under U.S. GAAP, retained interests are recorded initially at the Company's carrying value. Certain of the Company's retained interests are considered available for sale securities and accordingly are marked to market with the change in market value being recorded as a component of comprehensive income. In addition, certain securitization transactions are recorded as gains under U.S. GAAP when the assets are legally isolated, whereas under Canadian GAAP such gains are recorded upon the transfer of risks and rewards of ownership, and substantial completion of the transaction.

      [ii] For Canadian GAAP purposes, certain costs relating to the restructuring of AT&T Capital's operations are netted against the restructuring accrual. For U.S. GAAP purposes, such amounts are expensed in income immediately. During 1997, the restructuring charge was reduced for costs that would have been accrued as an adjustment to the liabilities assumed through the purchase of Commcorp Financial Services Inc. and the rationalization of certain of the Company's businesses in Canada and the United States under U.S. GAAP, rather than expensed as permitted by Canadian GAAP. Certain of these expenses were recorded for U.S. GAAP purposes as incurred in 1998.

      [iii] For Canadian GAAP purposes, amounts paid to employees to retire issued stock options without issuing common stock are recorded as capital transactions. For U.S. GAAP purposes, such amounts paid are recorded as compensation expense.

      [iv] Prior to 1998, the Company used the temporal method in translating assets and liabilities denominated in foreign currencies whereby unrealized translation gains and losses on long-term monetary items were deferred and amortized. For U.S. GAAP purposes, deferred unrealized translation gains and losses were recorded in income. As a consequence of the AT&T Capital acquisition in 1998, the Company's foreign operations are now considered self-sustaining and the current rate translation method is used whereby unrealized translation gains and losses are included in shareholders' equity in accordance with Canadian and U.S. GAAP.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

The following table presents the amounts that would have been reported for U.S. GAAP purposes in 1998 and 1997:

                                                               1998          1997
                                                                $             $
-------------------------------------------------------------------------------------
Net income for the year - Canadian GAAP                         294,367        36,421
Adjustments:

Securitization transactions (net of  income taxes of $10,462    (14,623)        5,486
     [1997 - $4,364])

Restructuring charge (net of income taxes of $28,890 [1997 -    (38,017)       19,067
     15,600])

Options retired                                                      --        (1,100)

Foreign exchange losses (net of  income taxes of nil [1997 -         --        (7,553)
     $6,180])

Other (net of income taxes of $2,413 [1997 - nil])               (7,378)           --
------------------------------------------------------------  ------------------------
Net income for the year - U.S. GAAP                             234,349        52,321

Other comprehensive income:
Unrealized gain on available for sale securities  (net
     of income taxes of $7,660 [1997- nil] )                     11,455            --

Unrealized foreign currency translation adjustment (net
     of income taxes of $29,075 [1997 - nil] )                   35,537            --

-------------------------------------------------------------------------------------
Comprehensive income - U.S. GAAP                                281,341        52,321
Retained earnings, beginning of year                            128,283        85,966
Dividends paid on common shares                                 (26,001)      (10,004)
Premium on redemption of preferred securities                   (44,343)           --
-------------------------------------------------------------------------------------
Retained earnings, end of year                                  339,280       128,283
Share capital                                                 4,334,723     2,935,402
-------------------------------------------------------------------------------------
Shareholders' equity                                          4,674,003     3,063,685
=====================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

The following sets forth the computation of basic and diluted earnings per share:

                                                             1998         1997
                                                               $            $
--------------------------------------------------------------------------------

Numerator
Net income for the year - U.S. GAAP                          234,349      52,321
Less: Premium on redemption of preferred securities          (44,343)         --
--------------------------------------------------------------------------------
Income available for the common shareholders - U.S. GAAP     190,006      52,321
================================================================================

Denominator
Denominator for basic earnings per common share:
Weighted average number of shares                        142,741,776  70,219,175

Effect of dilutive securities:
Employee stock options                                     2,117,291   1,171,555
--------------------------------------------------------------------------------

Denominator for diluted earnings per common share:
Adjusted weighted average number of common shares       144,859,067  71,390,730
     and assumed conversions
================================================================================
Basic earnings per common share                               $1.33       $0.75
Diluted earnings per common share                             $1.31       $0.73
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

(b) The Company accounts for its Stock Option Plan in accordance with Canadian GAAP on a basis consistent with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Accordingly, no compensation expense has been recognized for its stock option plan under Canadian GAAP. Under Canadian GAAP, amounts paid to employees to retire issued stock options without issuing common shares are recorded as capital transactions. Under APB No. 25, such amounts paid are recorded as compensation expense. FASB Statement No. 123 provides for an alternative method of accounting for the plan for U.S. GAAP purposes. Had compensation cost for the Company's plan been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro-forma amounts indicated below:

                                                             1998         1997
                                                               $            $
--------------------------------------------------------------------------------
Pro-forma net income available to common shareholders
     per U.S. GAAP                                          189,541      51,917
Pro-forma earnings per common share:
     - Basic earnings per common share                        $1.33       $0.74
     - Fully diluted earnings per common share                $1.30       $0.74
================================================================================

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1998: dividend yield of 0.35% [1997 - 0.58%], expected volatility of 40% [1997 - 30%], risk free interest rate of 5.0%, [1997
- 6.3%] and expected lives of eight years [1997 - eight years].

                                                         1998                         1997
---------------------------------------------------------------------------------------------------------
                                                              Weighted                        Weighted
                                                              Average                          Average
                                                              Exercise                        Exercise
                                               Shares          Price          Shares            Price
                                                  #              $               #                $
-----------------------------------------------------------------------------------------------------------
Outstanding, beginning of year               3,441,100         21.96         1,687,726           8.63
Granted                                      2,860,100         43.74         2,557,298          26.00
Exercised                                     (417,492)         8.55          (802,640)          6.83
Forfeited                                      (73,525)        43.74            (1,284)         23.02
---------------------------------------------------------------------------------------------------------
Outstanding, end of year                     5,810,183         33.63         3,441,100          21.96
---------------------------------------------------------------------------------------------------------
Options exercisable at year end                467,510                         698,413
---------------------------------------------------------------------------------------------------------
Weighted average fair value of options          $22.10                          $12.02
     granted during the year
=========================================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

(c) Impending Accounting Changes:

      In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is required to be adopted in years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Company expects to adopt the new Statement effective January 1, 2000. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of Statement 133 will be on the earnings and financial position of the Company.

      In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities". This Statement of Position is required to be adopted in years beginning after December 15, 1998. The Company expects to adopt the new Statement effective January 1, 1999. This new Statement of Position requires costs of start-up activities to be expensed as incurred. Upon adoption, the Company is expected to record a pre-tax charge of approximately $23 million to income as a cumulative effect related to this change in accounting principle.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

22. SUMMARIZED FINANCIAL INFORMATION OF AT&T CAPITAL CORPORATION

The table below shows summarized consolidated financial information for AT&T Capital, an indirect wholly-owned subsidiary of the Company. The Company has guaranteed ("Guarantee") on a full and unconditional basis the existing registered debt securities and certain other indebtedness of AT&T Capital. The Company has not disclosed financial statements or other information regarding AT&T Capital on a stand-alone basis since management does not believe that it is material to debt holders due to the Guarantee.

The following summarized consolidated financial information for AT&T Capital has been prepared in accordance with accounting principles generally accepted in Canada.

                                                                Year ended
                                                             December 31, 1998
                                                                     $
--------------------------------------------------------------------------------
Total asset finance income                                        862,722
Operating expenses                                                611,714
--------------------------------------------------------------------------------
Operating income before taxes                                     251,008
Net income for the period                                         144,802
================================================================================
                                                            December 31, 1998$
--------------------------------------------------------------------------------
ASSETS
Cash                                                            1,569,780
Finance assets held for investment                              7,387,186
Equipment under operating lease                                 2,429,581
Finance assets held for sale                                      274,793
Receivables from affiliates and other assets                    5,084,846
--------------------------------------------------------------------------------
Total Assets                                                   16,746,186
================================================================================
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Debt                                                           14,404,220
Accrued liabilities                                               903,495
--------------------------------------------------------------------------------
Total Liabilities                                              15,307,715
Total Shareholder's Equity                                      1,438,471

--------------------------------------------------------------------------------
Total Liabilities and Shareholder's Equity                     16,746,186
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         [in thousands of Canadian dollars, unless otherwise indicated]
--------------------------------------------------------------------------------

December 31, 1998

Included in total asset finance income is $99.7 million of interest income related to intercompany receivables due from certain subsidiaries of the Company.

Included in receivables from affiliates and other assets is $4.4 billion of intercompany receivables due from certain subsidiaries of the Company.

The purchase price the Company paid for AT&T Capital has not been "pushed down" to AT&T Capital's stand-alone financial statements.

23. YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using Year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

24. COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 1998 consolidated financial statements.

--------------------------------------------------------------------------------

                       CONSOLIDATED FINANCIAL STATEMENTS

                           NEWCOURT CREDIT GROUP INC.

          For the years ended December 31, 1997 and December 31, 1996


                                    Newcourt
                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                AUDITORS' REPORT

================================================================================

To the Shareholders of
Newcourt Credit Group Inc.

We have audited the consolidated balance sheets of Newcourt Credit Group Inc. as at December 31, 1997 and 1996 and the consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with accounting principles generally accepted in Canada.

                                              /s/ Ernst & Young

Toronto, Canada                               Ernst & Young
February 4, 1998                              Chartered Accountants

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                           CONSOLIDATED BALANCE SHEETS

                       [in thousands of Canadian dollars]

================================================================================

                                                            As at December 31
                                                             1997       1996
                                                               $          $
--------------------------------------------------------------------------------
ASSETS
Cash and short term investments                                7,413      51,184
Cash held in escrow [note 21]                              1,771,000          --
Investment in finance assets [note 3]                      2,461,401   1,072,277
Assets held for securitization and syndication [note 4]    1,091,398     774,000
Investment in affiliated companies [note 5]                  173,918     162,308
Accounts receivable, prepaids and other                      181,736      58,469
Fixed assets [note 6]                                         87,396      40,859
Goodwill at cost, net of accumulated amortization of         408,754      54,279
$11,961; 1996 - $2,861 [note 7]
--------------------------------------------------------------------------------
Total Assets                                               6,183,016   2,213,376
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities                     303,968      93,338
Debt [note 9]                                              2,789,816   1,592,026
Future income tax liability [Note 12]                         27,739      12,078
--------------------------------------------------------------------------------
Total Liabilities                                          3,121,523   1,697,442
--------------------------------------------------------------------------------
Shareholders' Equity
Share capital [note 10]                                    2,935,402     415,160
Retained earnings                                            126,091     100,774
--------------------------------------------------------------------------------
Total Shareholders' Equity                                 3,061,493     515,934
--------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                 6,183,016   2,213,376
================================================================================

See accompanying notes

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

        [in thousands of Canadian dollars, except for per share amounts]

================================================================================

                                                         Years ended December 31
                                                            1997         1996
                                                              $            $
--------------------------------------------------------------------------------
Fee and affiliate income
     Securitization and syndication fees [note 4]          188,837      87,506
     Net income from affiliated companies [notes 5 & 9]      9,552       8,549
     Management and other fees                              35,697      23,148
--------------------------------------------------------------------------------
                                                           234,086     119,203
Net finance income [note 9]                                 84,349      52,386
--------------------------------------------------------------------------------
Total asset finance income                                 318,435     171,589
Selling, general and other operating expenses              178,934     101,738
Depreciation and amortization                               20,427       5,701
--------------------------------------------------------------------------------
Operating income before restructuring charges and taxes    119,074      64,150
Restructuring charges [note 8]                             103,000          --
--------------------------------------------------------------------------------
Operating income before income taxes                        16,074      64,150
Provision for (recovery of) income taxes [note 12]         (20,347)     13,469
--------------------------------------------------------------------------------
Net income for the year                                     36,421      50,681
Retained earnings, beginning of year                       100,774      56,942
Dividends paid on common and special shares                (10,004)     (6,685)
Options purchased [note 11]                                 (1,100)       (164)
--------------------------------------------------------------------------------
Retained earnings, end of year                             126,091     100,774
================================================================================

Earnings per common share [note 8]:
Basic                                                     $   0.52    $   0.96
Fully diluted                                             $   0.52    $   0.96
================================================================================

See accompanying notes

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                       [in thousands of Canadian dollars]

================================================================================

                                                         Years ended December 31
                                                          1997           1996
                                                            $             $
--------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income for the year                                   36,421        50,681
Add items not requiring an outlay of cash
    Restructuring charges                                 74,225            --
    Deferred income taxes                                (23,516)        7,798
    Depreciation and amortization                         20,427         5,701
--------------------------------------------------------------------------------
Cash flow from operations                                107,557        64,180
Net change in non-cash assets and liabilities           (130,332)       26,881
--------------------------------------------------------------------------------
Cash provided by (used in) operating activities          (22,775)       91,061
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
Finance assets, underwritten and purchased            (6,033,608)   (4,491,880)
Finance assets, securitized and syndicated             4,336,050     2,844,220
Finance assets, repayments and others                  1,079,027       796,692
--------------------------------------------------------------------------------
Finance assets and assets held for
    securitization and syndication                      (618,531)     (850,968)
Business acquisitions                                   (621,902)           --
Investment in affiliated companies                         8,821       (99,485)
Purchase of fixed assets                                 (35,992)      (24,772)
--------------------------------------------------------------------------------
Cash used in investing activities                     (1,267,604)     (975,225)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
Debt issued, net                                         785,765       512,834
Issue of common shares, net                              453,635       231,604
Deferred tax on share issues                              18,312        (4,696)
Dividends paid on common and special shares              (10,004)       (6,685)
Options purchased                                         (1,100)         (164)
--------------------------------------------------------------------------------
Cash provided by financing activities                  1,246,608       732,893
--------------------------------------------------------------------------------

Decrease in cash and short term investments
   during the year                                       (43,771)     (151,271)
Cash and short term investments, beginning of year        51,184       202,455
--------------------------------------------------------------------------------
Cash and short term investments, end of year               7,413        51,184
================================================================================

See accompanying notes

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

1. NATURE OF THE COMPANY'S OPERATIONS

The Company is an independent, non-bank financial services enterprise with operations primarily in Canada and the United States and has recently expanded its operations in the United Kingdom and Australia. The Company originates, sells and manages asset-based financing by way of secured loans, leases and conditional sales contracts. Generally, the Company retains an interest in the financings it originates. The loan origination activities focus on the commercial and corporate finance segments of the asset-based lending market.

The Company originates loans in the commercial finance market through vendor finance programs. These agreements are established with select equipment manufacturers, dealers and distributors to provide equipment sales and inventory financing. The Company serves the corporate finance market through financing services it delivers via vendors to major corporations, public sector institutions and governments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Except as indicated in Note 20, these consolidated financial statements conform, in all material respects, with accounting principles generally accepted in the United States ("U.S. GAAP"). The more significant accounting policies are summarized below:

Principles of consolidation

The consolidated financial statements of the Company include the accounts of all its wholly-owned subsidiaries. All inter-company transactions and balances have been eliminated.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Investment in finance assets

Investment in finance assets is comprised of loans, the aggregate of finance lease receivables less unearned income and long term securitization receivable. Earned lease income is recognized on an actuarial basis which produces a constant rate of return on the net investment in the leases.

Recognition of interest income is suspended when, in management's view, a loss is likely to occur but in no event later than 90 days after an account has gone into arrears.

Deferred costs

Direct incremental costs of acquisition of finance assets and of investing in affiliated companies are deferred and amortized over the expected period of future benefit. Costs incurred during the pre-operating period of new business ventures are deferred and amortized over the expected period of future benefit.

Allowance for credit losses

Losses on finance assets and the carrying value of repossessed assets are determined by discounting at the rate of interest inherent in the original asset, the expected future cash flows of the finance assets including realization of collateral values and estimated recoveries under third party guarantees and vendor support agreements.

General allowances are established for probable losses on loans whose impairment cannot otherwise be measured.

Securitizations of finance assets

The Company sells the majority of its asset-based financing originations to securitization vehicles.

The securitization transactions are accounted for as sales of finance assets, resulting in the removal of the assets from the Company's consolidated balance sheets and the computation of a gain on sale. Proceeds on sale are computed as the aggregate of the initial cash consideration and the present value of any additional sale proceeds, net of a provision for anticipated credit losses on the securitized assets and the amount of a normal servicing fee. The sale of finance assets is recorded when the significant risks and rewards of ownership are transferred.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Income is earned on the long term securitization receivable and is recognized on an accrual basis. The carrying value of this asset is reduced, as required, based upon changes in the Company's share of the estimated credit losses on the securitized assets. The Company continues to manage the securitized assets and recognizes income equal to a normal servicing fee over the term of the securitized assets.

Syndications

Other finance assets are underwritten and sold to institutional investors for cash. These transactions generate syndication fees for the Company, which generally continues to service these assets on behalf of the investors.

Fees received for syndicating finance assets are included in income when the related transaction is substantially complete provided the yield on any portion of the asset retained by the Company is at least equal to the average yield earned by the other participants involved.

Fixed assets

Fixed assets are recorded at cost. Depreciation is provided on a straight-line basis at rates designed to write off the assets over their estimated useful lives as follows:

         Buildings                                 20 years
         Furniture and fixtures                    10 years
         Computers and office equipment             5 years

Goodwill

Goodwill is recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over a period not to exceed 20 years. The valuation and amortization of goodwill is evaluated on an on-going-basis and, if considered permanently impaired, is written down. The determination as to whether there has been an impairment in value is made by comparing the carrying value of the goodwill to the projected undiscounted net revenue stream to be generated by the related activity.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Foreign currency translation

Assets and liabilities denominated in foreign currencies are translated using the temporal method, whereby monetary assets and liabilities are converted into Canadian dollars at exchange rates in effect at the consolidated balance sheet dates. Gains and losses on finance assets and debt are deferred and amortized over the remaining lives of the related items on a straight-line basis. Non-monetary assets and liabilities are translated at historical rates. Revenue and expenses are translated at the exchange rate in effect on the date of the transaction.

Certain foreign operations are considered self-sustaining. As a result, the assets and liabilities of these operations are translated into Canadian dollars at rates in effect at the balance sheet date. Revenue and expenses are translated at the average exchange rates prevailing during the year. Unrealized foreign currency translation gains and losses on these self-sustaining operations are recorded in shareholders' equity.

Income taxes

During 1997, the Canadian Institute of Chartered Accountants approved the adoption of the liability method of accounting for income taxes effective for fiscal years beginning on or after January 1, 2000. Effective January 1, 1996, the Company adopted the provisions of the standard. The adoption of the standard changes the Company's method of accounting for income taxes from the comprehensive tax allocation method to an asset and liability approach. Under the asset and liability method, future tax assets and liabilities are provided for all significant temporary differences between the financial statement and tax bases of assets and liabilities and are adjusted for tax rate changes as they occur.

The Company has retroactively adopted this standard and concluded that the adoption of this standard does not have a material impact on the Company's financial position or results of operations in the current or preceding years.

Earnings per common share

Earnings per common share is computed based on the weighted average number of common shares outstanding during the year. Fully diluted earnings per common share has been computed based on the weighted average number of common shares outstanding after giving effect to the exercise of all outstanding options to acquire common shares.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Derivative financial instruments

Derivative financial instruments are used to hedge the Company's exposure to interest and currency risk by creating positions which are opposite to, and offset, on-balance sheet positions which arise from normal operations. The most frequently used derivatives are interest rate and currency swaps, bond forwards and foreign exchange forward contracts.

Contract and notional amounts associated with derivative financial instruments are not recorded as assets or liabilities on the balance sheet. Off-balance sheet treatment is accorded where an exchange of the underlying asset or liability has not occurred or is not assured, or where notional amounts are used solely to determine cash flows to be exchanged.

Swaps and bond forward contracts are accounted for on the accrual basis. Net accrued interest receivable/payable and deferred gains/losses are recorded in other assets or other liabilities, as appropriate. Realized gains/losses on terminated contracts are deferred and amortized over the remaining life of the related position.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

3. INVESTMENT IN FINANCE ASSETS

The investment in finance assets consists of loans, leases and the Company's investment in long term securitization receivable outstanding at December 31, 1997, which are due as follows:

                                                   Leases
                               ---------------------------------------------                             Net
                                                                                  Long term           investment
                                   Minimum        Unearned          Net         securitization        in finance
                    Loans         payments         income       investment        receivable            assets
                      $               $              $               $                $                   $
-----------------------------------------------------------------------------------------------------------------
1998                 327,305          379,706       72,865         306,841            155,396             789,542
1999                 136,838          342,272       46,522         295,750             83,520             516,108
2000                 121,208          242,709       27,717         214,992             47,278             383,478
2001                 108,604          137,785       17,611         120,174             20,185             248,963
2002                  93,309           76,813       11,184          65,629             11,472             170,410
Thereafter           245,542           88,261       14,121          74,140             33,218             352,900
-----------------------------------------------------------------------------------------------------------------
                   1,032,806        1,267,546      190,020       1,077,526            351,069           2,461,401
=================================================================================================================

Minimum lease payments include the estimated unguaranteed residual value of leased assets of $57,421 [1996 - $29,920].

At December 31, 1996, the investments in loans, leases and long term securitization receivable were $571,801, $346,521 and $153,955 respectively. Included in investment in finance assets is US$876,583 [December 31, 1996 - US$600,367].

Substantially all of the investment in finance assets bear interest at varying levels of fixed rates of interest. There are no significant concentrations.

The loans included in investment in finance assets are collateralized by the related finance assets.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

An analysis of the Company's allowance for credit losses and investment in finance assets is as follows:

                                                    December 31,   December 31,
                                                       1997           1996
                                                         $              $
--------------------------------------------------------------------------------
Investment in finance assets                          2,461,401      1,072,277
--------------------------------------------------------------------------------
Allowance for credit losses, beginning of year           16,465          5,089
Provisions for credit losses during the year
   including acquisitions                                31,041         14,496
Write-offs, net of recoveries                            (8,943)        (3,120)
--------------------------------------------------------------------------------
Allowance for credit losses, end of year                 38,563         16,465
--------------------------------------------------------------------------------

Allowance as a percentage of finance assets                 1.6%           1.5%
--------------------------------------------------------------------------------
Finance assets in arrears (90 days and over)             13,619          6,353
--------------------------------------------------------------------------------
Arrears as a percentage of finance assets                   0.6%           0.6%
--------------------------------------------------------------------------------

Average recorded investment in finance assets
in arrears during the year                                7,207          4,123

Finance assets in repossession, at estimated
    net realizable value                                  6,023          7,391
--------------------------------------------------------------------------------

Credit provisions against finance assets acquired during the year amounted to $26,230 [December 31, 1996 - $11,357].

The Company has an additional specific credit loss reserve of $1,596 [December 31, 1996 - $1,928] relating to the Company's long term securitization receivable, representing its interest in the CIP I, II, III, IV, V and VI securitization vehicles. Beyond this specific credit loss reserve further losses may be provided for by a reduction in the yield earned on the long term securitization receivable.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

4. SECURITIZATIONS

The Company has a securitization program under which fixed rate finance assets originated by the Company are sold to securitization vehicles. As a result of this program, a significant amount of the Company's asset finance income is derived from gains on the sale of securitized finance assets and management fees relating to such assets. The Company continues to be responsible for the administration and collection of the receivables on behalf of the investors.

Financing contracts are sold to limited partnerships funded by institutional investors through the issuance of senior and junior asset-backed instruments (92% and 8% respectively). The Company retains a one-third interest in the junior instrument on a pari passu basis with institutional investors. Consideration for the sales consist of an initial cash payment and additional sale proceeds, representing the Company's interest in cash flows of the limited partnership. The sales are non-recourse to the Company, except to the extent of the long term securitization receivable for additional sale proceeds.

Floating rate contracts are sold through public multi-seller securitization vehicles for cash consideration and additional sale proceeds. The Company provides the multi-seller with protection from certain risks of ownership by providing an over collateralization reserve which represents the Company's interest in the cash flows of the assets sold.

An undivided ownership interest in eligible inventory finance loans and revolving loans is sold on a revolving basis to a multi-seller securitization trust. The Company provides the multi-seller with protection from certain risks of ownership by providing an over collateralization reserve and a cash security subject to a dollar floor.

During the year, the Company generated net securitization income of $140,133 [1996 - $51,037] which is included in securitization and syndication fees.

Included in investment in finance assets is the long term securitization receivable comprised of (i) $319,224 [December 31, 1996 - $143,971] of additional sales proceeds which represents the Company's interest in the cash flows of the securitization vehicles, (ii) $9,006 [December 31, 1996 - $7,534] of securitization proceeds from the sale of assets to certain securitization vehicles which are to be received over the term of the securitized assets as excess servicing fees which have a first priority on all the cash flows of the vehicles and (iii) $22,839 [December 31, 1996 - $2,450] representing the additional cash security provided to certain multi-seller securitization vehicles.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

As at December 31, 1997, the Company had commitments or substantially completed commitments to fund or support the funding of the following amounts:

                                                                    $
--------------------------------------------------------------------------------
Commercial Finance                                              3,606,000
Corporate Finance                                                 675,000
--------------------------------------------------------------------------------
                                                                4,281,000
================================================================================

5. INVESTMENT IN AFFILIATED COMPANIES

Investment in affiliated companies represents the Company's investment in its foreign affiliates through which the international based operations of the Company are conducted and additional investment in other affiliated companies.

6. FIXED ASSETS

Fixed assets consist of the following:

                                                   December 31, 1997                      December 31, 1996
                                                                Accumulated                            Accumulated
                                                Cost           depreciation            Cost           depreciation
                                                  $                  $                  $                   $
---------------------------------------------------------------------------------------------------------------------
Land and buildings                                14,654             3,281               5,590              1,011
Furniture and fixtures                            48,658            15,143              19,982              3,767
Computers and office equipment                    56,552            17,300              25,041              6,767
Other                                              4,182               926               1,914                123
---------------------------------------------------------------------------------------------------------------------
                                                 124,046            36,650              52,527             11,668
---------------------------------------------------------------------------------------------------------------------
Net book value                                    87,396                                40,859
=====================================================================================================================

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

7.       ACQUISITIONS

On August 29, 1997, the Company acquired all of the outstanding common shares of Commcorp Financial Services Inc. ("Commcorp") for approximately $366 million of which $89 million was paid in cash, and the remaining $277 million through the issuance of common shares. Commcorp provides asset finance and management services to a broad range of industries.

On September 5, 1997, the Company purchased the Business Technology Finance ("BTF") division of Lloyds UDT for approximately $493 million paid in cash for assets acquired less the assumption of certain business liabilities. BTF operates primarily in three markets: information technology, telecommunications, and business equipment.

Other acquisitions made by the Company include Lease Finance Group Limited Partnership, Omni Financial Services of America, Inc., ERF and an additional interest in BML Leasing Limited for approximately $40 million in cash consideration.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

These acquisitions have been accounted for as purchases, and accordingly the consolidated financial statements include the results of operations of the acquired businesses from the dates of acquisition. The net assets acquired are as follows:

                                                                Commcorp          BTF           Others         Total
                                                                   $               $              $              $
-----------------------------------------------------------------------------------------------------------------------

Net assets acquired at approximate fair values
Investment in finance assets                                     596,891        421,802         69,298        1,087,991
Investment in affiliated companies                                18,471             --          1,960           20,431
Accounts receivable, prepaids and other                           32,368          9,854         16,618           58,840
Fixed assets                                                      14,143          2,195          4,678           21,016
-----------------------------------------------------------------------------------------------------------------------
                                                                 661,873        433,851         92,554        1,188,278
-----------------------------------------------------------------------------------------------------------------------

Accounts payable and accrued liabilities                         123,734         30,546         11,160          165,440
Debt                                                             351,120             --         60,905          412,025
Deferred income taxes                                             68,911             --          1,605           70,516
-----------------------------------------------------------------------------------------------------------------------
                                                                 543,765         30,546         73,670          647,981
-----------------------------------------------------------------------------------------------------------------------

Net assets acquired                                              118,108        403,305         18,884          540,297
-----------------------------------------------------------------------------------------------------------------------

Consideration
Cash                                                              88,633        493,049         40,220          621,902
Common shares                                                    277,295             --             --          277,295
-----------------------------------------------------------------------------------------------------------------------
Total consideration                                              365,928        493,049         40,220          899,197
-----------------------------------------------------------------------------------------------------------------------
Goodwill                                                         247,820         89,744         21,336          358,900
=======================================================================================================================

Upon completion of these acquisitions, total goodwill amounted to $420,715 [December 31, 1996-$57,140].

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

8. RESTRUCTURING CHARGES

During the year, the Company recorded restructuring charges totaling $103,000. These charges are related to costs expected to be incurred in connection with the announced plans to integrate Commcorp and rationalize certain of Newcourt's other businesses in Canada and the United States. The charges comprise amounts for severance and office closings and to write-off certain redundant start-up and systems costs. The Company expects that its integration and rationalization plans will be completed by the end of 1998.

The effect on net income after income taxes and earnings per common share of this charge is set out below:

                                                               $
         ------------------------------------------------------------
         Restructuring charges                              103,000
         Taxes recoverable                                  (46,350)
         ------------------------------------------------------------
         Net restructuring charges                           56,650
         ============================================================

Earnings per common share:
Basic
- Operations                                                              $1.33
- Restructuring charges                                                   (0.81)
--------------------------------------------------------------------------------
                                                                          $0.52
================================================================================
Fully diluted                                                             $0.52
================================================================================

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

9. DEBT

Debt consists of the following:

                                                                December 31,      December 31,
                                                                   1997               1996
                                                                    $                  $
------------------------------------------------------------------------------------------------
Fixed Rate Debt

U.S. senior notes, bearing interest varying from 6.95%
to 7.12%, maturing in the years 2000 to 2005                     149,011            143,186

U.S. senior notes, bearing interest at 8.26%,
maturing in the year 2005                                        143,280            137,020

Medium term notes, bearing interest rates varying from
4.4% to 9.34% maturing in the years 1998 to 2007               1,118,433            328,050

7.625% debenture, maturing in June, 2001                         124,802            124,745

6.45% debenture, maturing in June, 2002                          149,782            149,733

Other

Commercial paper and other short term borrowings                 834,281            594,723

Fixed rate debt, bearing interest varying from
5.2% to 12.89% with the related investment in
finance assets pledged as security                               270,227            114,569
-----------------------------------------------------------------------------------------------
                                                               2,789,816          1,592,026
===============================================================================================

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Interest expense on the debt outstanding during the year was $145,252 [1996 - $104,601], of which $16,363 [1996 - $12,689] has been deducted from net income from affiliated companies and the balance $128,889 [1996 - $91,912] deducted from net finance income.

On August 12, 1997, the Company increased its Canadian bank facility to $750 million. On May 14, 1997, the Company renewed and increased its U.S. bank facility to US$600 million. The Canadian bank facility and one-third of the U.S. bank facility is a 364-day committed unsecured revolving credit facility with a syndicate of Canadian, U.S. and international banks. The remaining two-thirds of the U.S. bank facility is a three-year committed unsecured revolving credit facility. These credit facilities are used as interim funding pending syndication, sale, securitization, collection of proceeds of financings assets, or as support for the Company's $750 million Canadian commercial paper program and its US$600 million U.S. commercial paper program. The Canadian and U.S. bank facilities attract interest at bankers' acceptance plus 45 basis points and LIBOR plus 45 basis points, respectively. The amount of unused Canadian and U.S. bank facilities are $750,000 [December 31, 1996 - $450,000] and US$500,000
[December 31, 1996 - US$420,000] respectively.

The weighted average interest on commercial paper outstanding at the end of the year is 5.96% [1996 - 5.49%].

Included in debt is US$1,388,211 [December 31, 1996 - US$990,243] of which US$1,323,211 [December 31, 1996 - US$925,243] was used to fund leases and loans which are repayable in U.S. dollars. The remainder was swapped into floating rate Canadian dollar debt.

The Company's U.S. senior notes, medium term notes, debentures and bank facilities' agreements contain certain restrictive convenants which include maintaining certain asset and debt to equity ratios, certain levels of forward funding commitments, credit losses and arrears within defined levels and expense and earnings ratios. The Company is in compliance with all restrictive convenants.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

As of December 31, 1997, scheduled repayments are as follows:
                                                                    $
--------------------------------------------------------------------------------
1998                                                                 1,237,082
1999                                                                   228,653
2000                                                                   258,782
2001                                                                   242,616
2002                                                                   235,472
Thereafter                                                             587,211
--------------------------------------------------------------------------------
                                                                     2,789,816
================================================================================

10. SHARE CAPITAL

Authorized -

The Company's authorized share capital consists of the following:

[i]    Unlimited Common Shares with voting rights;

[ii] Unlimited Special Shares without voting rights convertible into Common Shares on a share-for-share basis; and

[iii]  Unlimited Class A Preference Shares issuable in series.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Outstanding -

The following is a summary of the changes in share capital during the year:

                                                        Year ended                             Year ended
                                                       December 31,                           December 31,
                                                           1997                                   1996
                                                   #                  $                   #                  $
--------------------------------------------------------------------------------------------------------------------
Subscription Rights [Note 21]
Outstanding, beginning of year                          --                --                  --                  --
Proceeds of rights issue, net                   38,500,000         1,758,493                  --                  --
--------------------------------------------------------------------------------------------------------------------
Outstanding, end of year                        38,500,000         1,758,493                  --                  --
--------------------------------------------------------------------------------------------------------------------

Common Shares
Outstanding, beginning of year                  60,182,688           415,160          22,664,466             188,166
Proceeds of share issue, net                    13,910,000           481,030           7,150,000             224,434
Issued on acquisition [note 7]                   8,214,843           277,295                  --                  --
Stock options exercised                            743,172             2,839               3,250                  44
Others                                              20,255               585              74,303               2,430
2:1 share division                                      --                --          30,091,344                  --
Conversion of special shares                            --                --             199,325                  86
--------------------------------------------------------------------------------------------------------------------
Outstanding, end of year                        83,070,958         1,176,909          60,182,688             415,160
--------------------------------------------------------------------------------------------------------------------

Special Shares
Outstanding, beginning of year                          --                --             199,325                  86
Conversion to common shares                             --                --            (199,325)                (86)
----------------------------------------------------------------------------------------------------------------------
Outstanding, end of year                                --                --                  --                  --
----------------------------------------------------------------------------------------------------------------------

Total Share Capital                            121,570,958         2,935,402          60,182,688             415,160
======================================================================================================================

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Public Offerings

On April 22, 1996, the Company completed a public offering of 3,850,000 (7,700,000 post split) Common Shares at $28.50 per share for gross proceeds of $109,725. Expenses of this issue, net of deferred income tax recoveries of $2,292, amounted to $2,802.

On September 30, 1996, the Company completed a public offering of 3,300,000 (6,600,000 post split) Common Shares at $36.50 per share for gross proceeds of $120,450. Expenses of this issue, net of deferred income tax recoveries of $2,404, amounted to $2,939.

On March 11, 1997, the Company completed a public offering of 2,475,000 (4,950,000 post split) Common Shares at $51.00 per share for gross proceeds of $126,225. Expenses of this issue, net of deferred income tax recoveries of $2,508, amounted to $3,066.

On August 29, 1997, the Company completed a public offering of 7,260,000 common shares at $38.50 per share for gross proceeds of $279,510. Expenses of this issue, net of deferred income tax recoveries of $5,571, amounted to $6,809.

Treasury Issue

On September 24, 1997, the Company completed a private placement of 1,700,000 common shares at $50.10 per share for proceeds of $85,170.

Special Shares

On July 2, 1996, the remaining 199,325 Special Shares were converted into 199,325 (398,650 post split) Common Shares.

Common Shares

Effective April 14, 1997, the Company subdivided on a two-for-one basis all of the Company's issued and outstanding Common Shares and all the Company's Common Shares reserved for issuance.

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

11. EMPLOYEE STOCK OPTION PLAN

During the year, the Company's Stock Option Plan as approved by the shareholders at the Annual General Meeting was amended. Under the amended Plan, the Company may issue 9,046,878 common shares to employees and directors of the Company at the discretion of the Board of Directors. The number of shares which may be issued under options to any individual employee or director shall not exceed in the aggregate 5% of the total of the outstanding shares. During the year the Company issued 2,557,298 options. The exercise price of each option equals the closing market price of the Company's shares on the day preceding the grant of the option. If there is no trading on the date preceding the date of grant then a weighted average trading price for the five days prior to the date of grant is used. Upon granting of an option, the Company designates both vesting and expiry dates of the options, of which the maximum term is ten years. The vesting period is determined by the Company upon granting of the options.

As at December 31, 1997, the following common share options were outstanding:

                           Number of       Per Share
                             Shares            $                  Expiry Date
                          ------------------------------------------------------

Options granted to:

Directors                      15,600          6.75          February 23, 1998
                               30,000          7.75          February 23, 1998
                               28,000          8.75          February 23, 1998
                               25,000         14.40          February 23, 2001
                               12,000         24.25          February 6, 2007
                               20,000         24.25          May 2, 2007
                               18,000         26.00          May 2, 2007

Employees                     119,400          6.75          February 23, 1998
                              152,500          7.75          February 28, 1998
                              514,502         12.00          January 29, 2001
                              355,700         24.25          February 6, 2007
                            2,054,998         26.00          May 2, 2007
                               50,000         49.50          August 16, 2004
                               22,000         49.50          September 16, 2007
                               23,400         47.20          October 30, 2007
                          -------------
                            3,441,100
                          =============

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Of the above, stock options on 698,413 common shares are exercisable as at December 31, 1997. The remaining stock options on 2,742,687 common shares are exercisable as follows:

     Number of
      Shares                Exercisable Date
--------------------    -----------------------
      186,539                    1998
      638,125                    1999
      639,325                    2000
      639,323                    2001
      639,375                    2002
    ---------
    2,742,687
    =========

During 1997, the Company purchased 56,802 [1996 - 11,598] options at their fair market value resulting in a cash distribution of $1,100 [1996 - $164].

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

12.      INCOME TAXES

(a) The Company's provision for income taxes is lower than the statutory rate prevailing in Canada due to lower income tax rates on income earned from operations outside Canada and the dividend deduction available as foreign earnings are repatriated.

     The following table reconciles tax expense calculated at the statutory rates with the actual income tax expense:

                                                      December 31,  December 31,
                                                          1997        1996
                                                            $           $
--------------------------------------------------------------------------------
Income before income taxes                                16,074      64,150
--------------------------------------------------------------------------------
Statutory rate of income taxes                                45%         45%
--------------------------------------------------------------------------------

Income taxes at the statutory rate                         7,233      28,868
Effect on income taxes of
   Deductible dividends                                  (11,705)    (12,795)
   Recognition of losses carried forward                      --        (297)
   Foreign tax rate differential                         (18,679)     (4,054)
   Large corporations tax                                  2,164       1,304
   Other                                                     640         443
--------------------------------------------------------------------------------
Provision for (recovery of) income taxes                 (20,347)     13,469
================================================================================

Allocation of provision
   Current                                                 3,169       5,671
   Future                                                (23,516)      7,798
--------------------------------------------------------------------------------
                                                         (20,347)     13,469
================================================================================

--------------------------------------------------------------------------------
Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

(b) The tax effects of temporary differences that give rise to significant portions of the future income tax assets and future income tax liability are presented below:

                                                    December 31,    December 31,
                                                      1997              1996
                                                        $                 $
                                                   --------------  -------------
   Future income tax liability:
      Differences in tax and accounting
           basis of finance assets                   (118,819)          (26,941)
      Securitization related                          (58,806)          (27,856)
      Other                                           (29,224)           (1,684)
--------------------------------------------------------------------------------
   Gross future income tax liability                 (206,849)          (56,481)
--------------------------------------------------------------------------------
   Future income tax asset:
      Net operating loss carryforward                 110,172            44,347
      Other                                            68,938                56
--------------------------------------------------------------------------------
   Gross future income tax asset                      179,110            44,403
--------------------------------------------------------------------------------
   Valuation allowance                                     --                --
--------------------------------------------------------------------------------
   Gross future income tax asset
       net of valuation allowance                     179,110            44,403
--------------------------------------------------------------------------------

   Total future income tax liability                  (27,739)          (12,078)
================================================================================

     The Company has $254,281 of net operating losses available for tax purposes to offset future taxable income arising from the reversal of deferred income tax liabilities. Net operating losses pertaining to the Canadian operations of $189,445 will expire at various dates by the year 2004. Net operating losses pertaining to the U.S. operations of $64,836 will expire at various dates by the year 2012.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

(c) The income (loss) before income taxes and provision for (recovery of) income taxes are as follows:

                                                     1997           1996
                                                      $               $
                                                   -------------------------
Income (loss) before income taxes
     Canada                                        (47,023)         24,598
     United States                                  37,057          38,538
     International                                  26,040           1,014
--------------------------------------------------------------------------------
                                                    16,074          64,150
================================================================================
Provision for current income taxes
     Canada                                          1,338           3,880
     United States                                     758           1,667
     International                                   1,073             124
--------------------------------------------------------------------------------
                                                     3,169           5,671
================================================================================
Provision for (recovery of) future income taxes
     Canada                                        (38,605)         (5,458)
     United States                                  13,694          13,256
     International                                   1,395              --
--------------------------------------------------------------------------------
                                                   (23,516)          7,798
================================================================================
Total provision for (recovery of) income taxes
     Current                                         3,169           5,671
     Future                                        (23,516)          7,798
--------------------------------------------------------------------------------
                                                   (20,347)         13,469
================================================================================
Net income
     Canada                                         (9,756)         26,176
     United States                                  22,605          23,615
     International                                  23,572             890
--------------------------------------------------------------------------------
                                                    36,421          50,681
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

13. FINANCE ASSETS UNDER MANAGEMENT

Included in finance assets under management are finance assets which have been securitized or syndicated by the Company and are not reflected on the consolidated balance sheets.

Securitized finance assets are described in Note 4. Syndicated finance assets are assets which have been sold to investors without recourse or credit enhancement.

Finance assets under management are as follows:

                                                     December 31,   December 31,
                                                        1997            1996
                                                          $               $
--------------------------------------------------------------------------------

Securitized finance assets                            5,626,856       2,731,341
Syndicated finance assets                             1,386,706       1,230,221
Syndicated finance assets of affiliated companies       616,052         655,843
--------------------------------------------------------------------------------
                                                      7,629,614       4,617,405
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

14. SEGMENTED INFORMATION

The Company is in the business of underwriting and then securitizing or syndicating asset-based financings in Canada, the United States and internationally. Income is generated from these sources as securitization and syndication fees, income from affiliated companies, management fees and net finance income.

The Company's investment in finance assets at December 31 is as follows:

                                                     1997                 1996
                                                      $                     $
--------------------------------------------------------------------------------
 Canada                                             992,404              372,785
United States                                       848,686              612,215
International                                       620,311               87,277
--------------------------------------------------------------------------------
Total                                             2,461,401            1,072,277
================================================================================

Asset finance income for the year ended December 31 is as follows:

                                                               1997    1996
                                                                $        $
--------------------------------------------------------------------------------

Securitization and syndication fees

     Canada                                                   86,326   36,970
     United States                                            87,302   43,837
     International                                            15,209    6,699
--------------------------------------------------------------------------------
Total                                                        188,837   87,506
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

                                               1997                   1996
                                                $                       $
--------------------------------------------------------------------------------

Income from affiliated companies
     International                            9,552                   8,549
--------------------------------------------------------------------------------

Management and other fees
     Canada                                  14,771                   9,237
     United States                           20,926                  13,911
---------------------------------------------------------- ---------------------
Total                                        35,697                  23,148
================================================================================

Net finance income
     Canada                                  43,794                  23,671
     United States                           27,468                  26,769
     International                           13,087                   1,946
--------------------------------------------------------------------------------
Total                                        84,349                  52,386
================================================================================

Total asset finance income
     Canada                                 144,891                  69,878
     United States                          135,697                  84,517
     International                           37,847                  17,194
--------------------------------------------------------------------------------
Total                                       318,435                 171,589
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

15. LEASE COMMITMENTS

Future minimum annual payments on a cash basis under leases for premises over the next 5 years and thereafter are as follows:

                                                                           $
--------------------------------------------------------------------------------
1998                                                                      9,770
1999                                                                     10,425
2000                                                                     10,977
2001                                                                     11,216
2002                                                                     10,924
Thereafter                                                               58,551
--------------------------------------------------------------------------------
                                                                        111,863
================================================================================

Rent expense amounted to $9,632 in 1997 [1996 - $5,568].

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

16.      DERIVATIVE FINANCIAL INSTRUMENTS

In the normal course of business, the Company enters into derivative contracts and other hedging transactions to manage asset/liability exposures, specifically exposures to market interest rate and foreign currency risk. Market risk represents the potential for changes in the value of assets and liabilities due to fluctuations in interest and foreign exchange rates.

The notional principal amounts of the Company's derivatives and the current credit exposure are as follows:

                                                                                                         Current
                                                                                                          credit
                                     Notional principal amounts maturing(1)                             exposure(2)
--------------------------------------------------------------------------------------------------------------------
                                                                               Total        Total
                                        Under        1 to 5        Over       Dec. 31      Dec. 31       Dec. 31
                                        1 year       years       5 years        1997         1996         1997
                                          $            $            $            $            $             $
----------------------------------------------------------------------------------------------------------------
  Interest rate contracts
  Bond forwards                          986,062          --           --       986,062      808,925          --
  Interest rate swaps                    235,717     762,284      247,574     1,245,575      403,669      11,327
----------------------------------------------------------------------------------------------------------------
                                       1,221,779     762,284      247,574     2,231,637    1,212,594      11,327
----------------------------------------------------------------------------------------------------------------
  Foreign exchange contracts
  Spot and forward contracts           1,811,703          --           --     1,811,703       16,243          --
  Cross currency swaps                   637,469     620,897       76,970     1,335,336      619,119       3,458
----------------------------------------------------------------------------------------------------------------
                                       2,449,172     620,897       76,970     3,147,039      635,362       3,458
----------------------------------------------------------------------------------------------------------------

  Total derivatives                    3,670,951   1,383,181      324,544     5,378,676    1,847,956      14,785
================================================================================================================

(1) Notional principal amounts are the contract amounts used in determining payments.

(2) Credit Credit risk exposure is the replacement cost of all contracts withour taking into account any netting arrangements. All counterparties are investment grade financial institutions. The fair market value of derivative contracts hedging on balance sheet financial instruments is approximately $56 million.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of assets and liabilities at December 31 is as follows:

                                                            1997
                                                              $
                                               ---------------------------------
                                                                       Estimated
                                               Carrying Value         Fair Value
                                               --------------  -----------------

Assets
Investment in finance assets                      2,461,401            2,464,976
Assets held for securitization and syndication    1,091,398            1,091,398
Investment in affiliated companies                  173,918              174,918

Liabilities
Debt                                              2,789,816            2,799,179


The aggregate of the estimated fair value amounts presented does not represent management's estimate of the underlying value of the Company. Moreover, fair values disclosed represent estimates of value made at a specific point in time and may not be reflective of future fair values.

In the case of items which are short term in nature or contain variable rate features, fair value is considered to be equal to carrying value. These items are not listed above. Details of the estimated fair value of derivative financial instruments are provided in Note 16.

The estimated fair value of investment in finance assets is estimated by discounting the expected future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The estimated fair value of the debt reflects changes in general interest rates which have occurred since the debt was originated and changes in the creditworthiness of the individual borrowers. For fixed rate debt estimated fair value is determined by discounting the expected future cash flows related to this debt at market interest rates for debt with similar credit risks.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

18. INTEREST RATE SENSITIVITY

The table below summarizes the Company's exposure to interest rate movements by setting out the maturity or repricing date of interest rate sensitive assets and liabilities.

                                                         Expiration
                                       -----------------------------------------------
                                            Under          1 to 5          Over
As at December 31, 1997                    1 year          years          5 years          Total
                                              $              $               $               $
---------------------------------------------------------------------------------------------------

Investment in finance assets                 789,542       1,318,959       352,900        2,461,401
Assets held for securitization             1,091,398              --            --        1,091,398
Investment in affiliated companies            43,830          25,285       104,803          173,918
---------------------------------------------------------------------------------------------------
                                           1,924,770       1,344,244       457,703        3,726,717
Interest rate contracts                      986,532        (696,193)     (290,339)              --
---------------------------------------------------------------------------------------------------
Rate exposure on assets                    2,911,302         648,051       167,364        3,726,717
===================================================================================================

Debt                                       1,237,082         965,523       587,211        2,789,816
Interest rate swaps                        1,405,118      (1,139,956)     (265,162)              --
---------------------------------------------------------------------------------------------------
Rate exposure on debt                      2,642,200        (174,433)      322,049        2,789,816
===================================================================================================

Net asset position                           269,102         822,484      (154,685)         936,901
===================================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

                                                           Expiration
                                           --------------------------------------------
                                               Under          1 to 5         Over
As at December 31, 1996                        1 year         years         5 years        Total
                                                 $              $              $             $
---------------------------------------------------------------------------------------------------

Investment in finance assets                    583,833        356,119       177,325      1,072,277
Assets held for securitization                  774,000             --            --        774,000
Investment in affiliated companies               49,679         23,349        89,280        162,308
---------------------------------------------------------------------------------------------------
                                              1,362,512        379,468       266,605      2,008,585

Interest rate contracts                         155,000        (35,000)     (120,000)            --
---------------------------------------------------------------------------------------------------
Rate exposure on assets                       1,517,512        344,468       146,605      2,008,585
===================================================================================================

Debt                                            691,322        465,875       434,829      1,592,026

Interest rate swaps                             605,025       (377,487)     (227,538)            --
---------------------------------------------------------------------------------------------------
Rate exposure on debt                         1,296,347         88,388       207,291      1,592,026
===================================================================================================

Net asset position                              221,165        256,080       (60,686)       416,559
===================================================================================================

19.  CONSOLIDATED STATEMENT OF CASH FLOWS AND OTHER REPORTING DETAILS

                                                 December 31,      December 31,
                                                    1997               1996
                                                     $                  $
                                                 ------------      ------------

Decrease in accounts receivable,
  prepaids and other                             (101,297)            (36,304)
Increase (decrease) in accounts payable and
accrued liabilities                               (29,035)             63,185
--------------------------------------------------------------------------------
Total                                            (130,332)             26,881
================================================================================
Cash interest paid                                147,038              94,794
================================================================================
Cash taxes paid                                     6,671              12,477
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

20. RECONCILIATION TO UNITED STATES ACCOUNTING PRINCIPLES

a) These consolidated financial statements have been prepared in accordance with Canadian GAAP which conform in all material respects with U.S. GAAP, except as noted below:

       [i] For Canadian GAAP purposes, unrealized translation gains and losses on long term monetary items are deferred and amortized over the remaining terms of those items. For U.S. GAAP purposes, such gains and losses are recorded in income immediately.

       [ii] For Canadian GAAP purposes, amounts paid to employees to retire issued stock options without issuing common stock are recorded as capital transactions. For U.S. GAAP purposes, such amounts paid are recorded as compensation expense.

       [iii] For Canadian GAAP purposes, finance assets sold to securitization vehicles are not consolidated. Under U.S. GAAP, the Company is required to consolidate certain of these securitization vehicles. In addition, U.S. GAAP requires the Company to equity account for its interest in certain other securitization vehicles. Accordingly, for U.S. GAAP purposes, the Company has deferred gains recorded on the asset sales to these vehicles, and, in the case of consolidated vehicles, has recorded their assets and liabilities on its consolidated balance sheets. The Company will recognize the deferred gains in income as the related finance assets are collected.

       [iv] The restructuring charge was reduced for costs that would have been accrued as an adjustment to the liabilities assumed through the purchase of Commcorp and the rationalization of certain Newcourt businesses in Canada and the United States under U.S. GAAP, rather than expensed as permitted by Canadian GAAP.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

The following tables present the amounts that would have been reported for U.S. GAAP purposes in 1997 and 1996:

                                                            1997       1996
                                                             $           $
                                                           ------     ------
Net income for the year - Canadian GAAP                    36,421     50,681

Difference in accounting for foreign exchange
has gains (losses) (net of income tax recovery of
$6,180 [1996 - $555])                                      (7,553)       684

Difference in accounting for options retired               (1,100)      (164)

Difference in accounting for securitization
transactions (net of  income taxes of $4,364
[1996 - $268])                                              5,486       (395)

Difference in accounting for restructuring
charge (net of income taxes
of $15,600 [1996 - nil])                                   19,067       --
--------------------------------------------------------------------------------
Net income for the year - U.S. GAAP                        52,321     50,806
================================================================================

Earnings per common share:
Basic
- Operations                                              $  1.28    $  0.96
- Restructuring charges                                     (0.53)      --
--------------------------------------------------------------------------------
                                                          $  0.75    $  0.96
================================================================================
Fully diluted                                             $  0.73    $  0.95
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

The following sets forth the computation of basic and diluted earnings per share for income from continuing operations before restructuring charges:

                                                      1997              1996
                                                       $                  $
                                                   ---------          --------

Numerator
Income                                               89,904               50,806
--------------------------------------------------------------------------------
Denominator
Denominator for basic earnings per common share
- weighted average shares                        70,219,175           52,799,810
--------------------------------------------------------------------------------
Effect of dilutive securities:
Employee stock options                            1,171,555              785,836
--------------------------------------------------------------------------------
Denominator for diluted earnings per common
share - adjusted weighted - average common
shares and assumed conversions                   71,390,730           53,585,646

--------------------------------------------------------------------------------
Basic earnings per common share                       $1.28                $0.96
Diluted earnings per common share                     $1.26                $0.95
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

Changes in consolidated balance sheet items, as computed under U.S. GAAP:

                                                      December 31,  December 31,
                                                         1997           1996
                                                           $             $
                                                      ------------  ------------
Increase in investment in finance assets                136,646        213,564

Increase (decrease) in accrued liabilities              (14,137)         3,939

Increase in debt                                        135,457        206,498

Increase in subordinated debt                            31,422         26,271

Increase (decrease) in other assets                      76,127         (3,496)

Increase in goodwill                                     19,667             --

Increase in future income tax liability                  13,784         11,832
--------------------------------------------------------------------------------

Changes in shareholders' equity, as computed under U.S. GAAP:

                                                    December 31,    December 31,
                                                       1997            1996
                                                        $               $
                                                    ------------    ------------
Retained earnings, beginning of year                  85,966          41,845
Net income for the year                               52,321          50,806
Dividends paid on common and special shares          (10,004)         (6,685)
--------------------------------------------------------------------------------
Retained earnings, end of year                       128,283          85,966
Share capital [note 10]                            2,935,402         415,160
--------------------------------------------------------------------------------
Total Shareholders' Equity                         3,063,685         501,126
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

(b) U.S. GAAP requires the following disclosures in respect of income taxes. The following disclosures are based on amounts determined in accordance with U.S. GAAP. The tax effects of temporary differences that give rise to significant portions of the future income tax asset and future income tax liability are presented below:

                                                   December 31,     December 31,
                                                      1997             1996
                                                       $                 $
                                                   ------------     ------------
Future income tax liability:
   Differences in tax and accounting
       basis of finance assets                     (118,819)            (26,941)
   Securitization related                           (63,173)            (16,024)
   Other                                            (23,342)             (1,684)
--------------------------------------------------------------------------------
Gross future income tax liability                  (205,334)            (44,649)
--------------------------------------------------------------------------------

Future income tax asset:
   Net operating loss carryforward                  110,172              44,347
   Other                                             53,641                  56
--------------------------------------------------------------------------------
Gross future income tax asset                       163,813              44,403
--------------------------------------------------------------------------------
Valuation allowance                                      --                  --
--------------------------------------------------------------------------------
Gross future income tax asset
    net of valuation allowance                      163,813              44,403
--------------------------------------------------------------------------------

Total future income tax liability                   (41,521)               (246)
================================================================================

The Company has $254,281 of net operating losses available for tax purposes to offset future taxable income arising from the reversal of deferred income tax liabilities. Net operating losses pertaining to the Canadian operations of $189,445 will expire at various dates by the year 2004. Net operating losses pertaining to the U.S. operations of $64,836 will expire at various dates by the year 2012.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

The disclosure below is based on amounts determined under U.S. GAAP:

                                                         1997        1996
                                                           $           $
                                                        --------   --------

Income (loss) before income taxes
     Canada                                             (19,901)    26,019
     United States                                       39,645     37,533
     International                                       26,014      1,010
--------------------------------------------------------------------------------
                                                         45,758     64,562
================================================================================
Provision for current income taxes
     Canada                                               1,338      4,006
     United States                                          758      1,541
     International                                        1,073        124
--------------------------------------------------------------------------------
                                                          3,169      5,671
================================================================================
Provision for (recovery of) deferred income taxes
     Canada                                             (25,905)    (1,720)
     United States                                       14,778      9,805
     International                                        1,395         --
--------------------------------------------------------------------------------
                                                         (9,732)     8,085
================================================================================
Total provision for (recovery of) income taxes
     Current                                              3,169      5,671
     Future                                              (9,732)     8,085
--------------------------------------------------------------------------------
                                                         (6,563)    13,756
================================================================================
Net income
     Canada                                               4,666     23,733
     United States                                       24,109     26,187
     International                                       23,546        886
--------------------------------------------------------------------------------
                                                         52,321     50,806
================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

(c) The Company accounts for its Stock Option Plan in accordance with Canadian GAAP on a basis consistent with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Accordingly, no compensation expense has been recognized for its stock option plan for either Canadian or U.S. GAAP purposes. FASB Statement No. 123 provides for an alternative method of accounting for the plan for U.S. GAAP purposes. Had compensation cost for the Company's plan been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                             1997         1996
                                                              $             $

Net income per U.S. GAAP                                     51,917       50,305
Earnings per share:
- Basic and fully diluted earnings per share                 $0.74        $0.95


The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996 and 1997 respectively: dividend yield of
0.75 and 0.58 per cent, expected volatility of 27 and 30 per cent, risk free interest rates of 6.2 and 6.3 per cent and expected lives of 5 and 8 years.

                                                                       1997                         1996
                                                            ---------------------------- --------------------------
                                                                            Weighted                   Weighted
                                                                            Average                     Average
                                                                         Exercise Price                Exercise
                                                              Shares                       Shares        Price
                                                                 #             $             #             $
                                                            ------------ --------------- ----------- --------------
Outstanding, beginning of year                               1,687,726         8.63       1,119,424        6.76
Granted                                                      2,557,298        26.00         593,500       12.14
Exercised                                                     (802,640)        6.83         (23,196)       7.88
Forfeited                                                       (1,284)       23.02          (2,002)      12.00
-------------------------------------------------------------------------------------------------------------------
Outstanding, end of year                                     3,441,100        21.96       1,687,726        8.63
===================================================================================================================
Options exercisable at year end                                698,413                    1,315,207
===================================================================================================================
Weighted average fair value of options
granted during the year                                         $12.02                        $4.05
===================================================================================================================

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

21. SUBSEQUENT EVENTS

On November 17, 1997, the Company agreed subject to the satisfaction of certain closing conditions to acquire all of the issued and outstanding common shares of AT&T Capital Corporation, one of the world's largest diversified equipment leasing and commercial finance companies.

On December 3, 1997, the Company completed its offering of 38.5 million subscription rights resulting in gross proceeds to the Company of $1.77 billion. The cash received upon the issuance of subscription rights has been put into escrow pending the acquisition of AT&T Capital Corporation and in return, invested in treasury bills and bankers' acceptances. Each subscription right entitles the holder to acquire one common share of the Company upon the completion of the Company's acquisition of AT&T Capital Corporation. The subscription rights consist of approximately 26 million fully paid subscription rights issued at $46 per right and approximately 12.5 million installment receipt subscription rights issued at $47.10 per right.

On January 12, 1998, the Company satisfied the closing conditions specified in the stock purchase agreement and acquired all of the issued and outstanding shares of AT&T Capital Corporation. The purchase price paid on the acquisition closing is approximately U.S. $1.61 billion (Cdn $2.3 billion), of which approximately U.S. $1.06 billion (Cdn $1.47 billion) was paid in cash and the remaining U.S. $550 million (Cdn $811 million) was satisfied through the issuance of approximately 17.6 million common shares of the Company.

--------------------------------------------------------------------------------

Newcourt Credit Group Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       [in thousands of Canadian dollars]

--------------------------------------------------------------------------------

December 31, 1997

The acquisition will be accounted for as a purchase in the first quarter of 1998 and accordingly the consolidated financial statements will include the results of operations of the acquired business from the date of acquisition. The net assets acquired are as follows:

Net assets acquired at approximate fair values                              $

Investment in finance assets                                           3,964,922
Investment in capital leases                                           4,711,276
Investment in operating leases                                         2,283,298
Assets held for securitization and syndication                           685,188
Accounts receivable, prepaids and other                                  917,576
--------------------------------------------------------------------------------
                                                                      12,562,260
--------------------------------------------------------------------------------

Accounts payable and accrued liabilities                               1,011,283
Debt                                                                  10,198,722
Minority interest in preferred shares                                    286,562
--------------------------------------------------------------------------------
                                                                      11,496,567
--------------------------------------------------------------------------------
Net assets acquired                                                    1,065,693
--------------------------------------------------------------------------------

Consideration
Cash                                                                   1,471,341
Common shares                                                            811,157
--------------------------------------------------------------------------------
Total consideration                                                    2,282,498
--------------------------------------------------------------------------------
Goodwill                                                               1,216,805
================================================================================

The financial statement figures of AT&T Capital Corporation as at December 31, 1997 are in accordance with accounting principles generally accepted in the United States, translated into Canadian dollars at US$ = $1.4328 Canadian.

The goodwill amount is subject to adjustment upon final determination of the fair value of assets and liabilities acquired.

22. COMPARATIVE AMOUNTS

Certain   comparative   amounts  have  been   reclassified  to  conform  to  the
presentation adopted in the current year.